                                                                     Exhibit 2.1

                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                                J HOLDINGS CORP.,


                               J ACQUISITION CORP.


                                       and

                                JENNY CRAIG, INC.


                                JANUARY 27, 2002

                                TABLE OF CONTENTS


                                                                                             PAGE

ARTICLE  I

         THE MERGER...........................................................................2
         SECTION 1.1  COMPANY ACTIONS.........................................................2
         SECTION 1.2  THE MERGER..............................................................2
         SECTION 1.3  EFFECTIVE TIME..........................................................3
         SECTION 1.4  CLOSING.................................................................3
         SECTION 1.5  DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION.....................3
         SECTION 1.6  STOCKHOLDERS' MEETING AND PREPARATION OF PROXY STATEMENT................3

ARTICLE II

         CONVERSION OF SECURITIES.............................................................5
         SECTION 2.1  CONVERSION OF CAPITAL STOCK.............................................5
         SECTION 2.2  EXCHANGE OF CERTIFICATES................................................6
         SECTION 2.3  DISSENTING SHARES.......................................................9
         SECTION 2.4  COMPANY OPTION PLANS....................................................9

ARTICLE III

         REPRESENTATIONS AND WARRANTIES
         OF THE COMPANY......................................................................10
         SECTION 3.1  ORGANIZATION...........................................................10
         SECTION 3.2  CAPITALIZATION.........................................................11
         SECTION 3.3  AUTHORIZATION; VALIDITY OF AGREEMENT; COMPANY ACTION...................12
         SECTION 3.4  CONSENTS AND APPROVALS; NO VIOLATIONS..................................13
         SECTION 3.5  SEC REPORTS AND FINANCIAL STATEMENTS...................................14
         SECTION 3.6  NO UNDISCLOSED LIABILITIES.............................................15
         SECTION 3.7  ABSENCE OF CERTAIN CHANGES.............................................15
         SECTION 3.8  EMPLOYEE BENEFIT PLANS; ERISA..........................................17
         SECTION 3.9  LABOR MATTERS..........................................................20
         SECTION 3.10  LITIGATION............................................................21
         SECTION 3.11  PERMITS; NO DEFAULT; COMPLIANCE WITH APPLICABLE LAWS..................21
         SECTION 3.12  TAXES.................................................................21
         SECTION 3.13  REAL PROPERTY.........................................................25
         SECTION 3.14  ENVIRONMENTAL MATTERS.................................................26
         SECTION 3.15  MATERIAL CONTRACTS....................................................27
         SECTION 3.16  INTELLECTUAL PROPERTY.................................................29
         SECTION 3.17  VOTING REQUIREMENTS...................................................30

                                        i

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
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                                                                                             PAGE

         SECTION 3.18  STATE TAKEOVER STATUTES...............................................30
         SECTION 3.19  RELATED PARTY TRANSACTIONS............................................30
         SECTION 3.20.  RELATIONSHIPS WITH FRANCHISEES.......................................30
         SECTION 3.21  QUASI-CORPORATION REQUIREMENTS........................................32
         SECTION 3.22 INSURANCE..............................................................32
         SECTION 3.23  INFORMATION IN PROXY STATEMENT........................................32
         SECTION 3.24  OPINION OF FINANCIAL ADVISOR..........................................32
         SECTION 3.25  BROKERS...............................................................32

ARTICLE IV

         REPRESENTATIONS AND WARRANTIES OF
         PARENT AND THE PURCHASER............................................................33
         SECTION 4.1  ORGANIZATION...........................................................33
         SECTION 4.2  AUTHORIZATION; VALIDITY OF AGREEMENT; NECESSARY ACTION.................33
         SECTION 4.3  CONSENTS AND APPROVALS; NO VIOLATIONS..................................34
         SECTION 4.4  INFORMATION IN PROXY STATEMENT.........................................34
         SECTION 4.5  FINANCING..............................................................35
         SECTION 4.6  SHARE OWNERSHIP........................................................36
         SECTION 4.7  PARENT AND THE PURCHASER'S OPERATIONS..................................36
         SECTION 4.8 INVESTIGATION BY PARENT AND THE PURCHASER...............................36
         SECTION 4.9  BROKERS................................................................37

ARTICLE V

         COVENANTS...........................................................................37
         SECTION 5.1  INTERIM OPERATIONS OF THE COMPANY. ....................................37
         SECTION 5.2  ACCESS TO INFORMATION..................................................42
         SECTION 5.3  CONSENTS AND APPROVALS.................................................42
         SECTION 5.4  NO ACTIONS BY PARENT OR PURCHASER......................................42
         SECTION 5.5  NO SOLICITATION........................................................43
         SECTION 5.6  PUBLICITY..............................................................45
         SECTION 5.7  NOTIFICATION OF CERTAIN MATTERS........................................45
         SECTION 5.8  DIRECTORS' AND OFFICERS' INSURANCE AND INDEMNIFICATION.................46
         SECTION 5.9  FURTHER ASSURANCES.....................................................47
         SECTION 5.10  REASONABLE BEST EFFORTS...............................................48
         SECTION 5.11  FEES AND EXPENSES. ...................................................49
         SECTION 5.12  REPORT ON FORM 8-K....................................................49

ARTICLE VI

         CONDITIONS..........................................................................50
         SECTION 6.1  CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER.............50

                                       ii

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

                                                                                             PAGE

         SECTION 6.2  CONDITIONS TO THE OBLIGATIONS OF THE COMPANY TO EFFECT THE
                  MERGER.....................................................................50
         SECTION 6.3 CONDITIONS TO THE OBLIGATIONS OF PARENT AND THE PURCHASER TO
                  EFFECT THE MERGER..........................................................51

ARTICLE VII

         TERMINATION.........................................................................52
         SECTION 7.1  TERMINATION............................................................52
         SECTION 7.2  EFFECT OF TERMINATION..................................................54

ARTICLE VIII
         MISCELLANEOUS.......................................................................55
         SECTION 8.1  AMENDMENT AND MODIFICATION.............................................55
         SECTION 8.2  NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES..........................55
         SECTION 8.3  NOTICES................................................................55
         SECTION 8.4  COUNTERPARTS...........................................................56
         SECTION 8.5  ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES.........................57
         SECTION 8.6  SEVERABILITY...........................................................57
         SECTION 8.7  GOVERNING LAW..........................................................57
         SECTION 8.8  JURISDICTION...........................................................57
         SECTION 8.9  ASSIGNMENT.............................................................58
         SECTION 8.10 ENFORCEMENT............................................................58
         SECTION 8.11 ACTIONS BY THE COMPANY.................................................58

                                       iii

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                             INDEX OF DEFINED TERMS


DEFINED TERM                                                                 Page
------------                                                                 ----
7.1(c)(i) Expiration Date......................................................52
ACI............................................................................35
Acquisition Proposal...........................................................44
Affiliated Group...............................................................21
Agreement.......................................................................1
Benefit Plan...................................................................17
Business Day....................................................................7
California Code................................................................32
CEI............................................................................32
Certificate of Merger...........................................................3
Certificates....................................................................7
Claim..........................................................................46
Closing.........................................................................3
Closing Date....................................................................3
Closing Documents..............................................................12
COBRA..........................................................................19
Code...........................................................................18
Commitment Letter..............................................................35
Commitment Letters.............................................................35
Company.........................................................................1
Company Board...................................................................2
Company Common Stock............................................................1
Company Franchisees............................................................31
Company Intellectual Property..................................................29
Company Permits................................................................21
Company SEC Documents..........................................................14
Confidentiality Agreement......................................................42
Consulting Agreements...........................................................1
D&O Insurance..................................................................32
DAH.............................................................................1
DBCP...........................................................................35
DGCL............................................................................3
Dissenting Common Stock.........................................................9
DOJ............................................................................48
Effective Time..................................................................3
Employees......................................................................20


                                       iv

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

DEFINED TERM                                                                 Page
------------                                                                 ----
Environmental Law..............................................................27
ERISA..........................................................................17
Exchange Act....................................................................4
Exchange Fund...................................................................6
Expiration Date................................................................52
Financing......................................................................35
Financing Source...............................................................35
Financing Sources..............................................................35
Financings.....................................................................35
Foreign Plan...................................................................20
Franchise Agreements...........................................................28
FTC............................................................................31
GAAP...........................................................................14
Governmental Entity........................................................13, 18
Hazardous Substances...........................................................27
Headquarters Lease.............................................................38
Houlihan.......................................................................32
HSR Act........................................................................13
Indemnified Party..............................................................46
Intellectual Property..........................................................29
IRS............................................................................18
Liens..........................................................................12
Material Contracts.............................................................28
Material Intellectual Property.................................................29
Maximum Premium................................................................47
Merger..........................................................................2
Merger Consideration............................................................6
Name Agreement..................................................................1
Option Plan....................................................................11
Options........................................................................11
Parent..........................................................................1
Parent Equity Commitment Letters...............................................35
Parent Equity Financing........................................................35
Parent Equity Investors........................................................35
Paying Agent....................................................................6
Permitted Liens................................................................17
Personal Service Contract......................................................27
Potential Acquiror.............................................................43
Proxy Statement.................................................................4
Purchaser.......................................................................1


                                        v

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

DEFINED TERM                                                                 Page
------------                                                                 ----
Purchaser Common Stock..........................................................5
Purchaser Debt Commitment Letters..............................................35
Purchaser Debt Financing.......................................................35
Purchaser Lenders .............................................................35
Real Property Leases...........................................................25
Schedules.......................................................................1
SEC.............................................................................3
SEC-Filed Agreements...........................................................27
Secretary of State..............................................................3
Securities Act.................................................................14
Senior Commitment Letter.......................................................35
Senior Financing...............................................................35
Senior Lender..................................................................35
Shares..........................................................................1
SJF.............................................................................1
Special Committee...............................................................2
Special Meeting.................................................................4
Stockholders Agreement..........................................................1
Subsidiary.....................................................................10
Superior Proposal..............................................................44
Surviving Corporation...........................................................2
Tail Policy....................................................................47
Tax Return.....................................................................25
Taxes..........................................................................24
Termination Fee................................................................49
Termination Fee Event..........................................................49
Transactions....................................................................2
UFOCs..........................................................................31
Voting Debt....................................................................11
WARN...........................................................................20

                          AGREEMENT AND PLAN OF MERGER

                  THIS AGREEMENT AND PLAN OF MERGER (together with all Schedules and Exhibits, as amended from time to time in accordance with the terms hereof, this "Agreement"), dated as of January 27, 2002, by and among J Holdings Corp., a Delaware corporation ("Parent"), J Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (the "Purchaser"), and Jenny Craig, Inc., a Delaware corporation (the "Company").

                  WHEREAS, Parent and the Purchaser have proposed acquiring all of the outstanding common stock, par value $.000000005 per share, of the Company (the "Shares" or "Company Common Stock") at a price of $5.30 per Share in cash;

                  WHEREAS, the Company, Parent and the Purchaser desire to make certain representations, warranties, covenants, and agreements in connection with the Merger, subject to, among other provisions hereof, the disclosure schedules referenced herein (the "Schedules");

                  WHEREAS, as a condition and inducement to Parent's and the Purchaser's entering into this Agreement and incurring the obligations set forth herein, Parent, the Purchaser, Sidney Craig, Jenny Craig, SJF Enterprises, Inc. ("SJF"), and DA Holdings, Inc. ("DAH") have entered into a Stockholders Voting Agreement in the form attached hereto as Exhibit A (the "Stockholders Agreement");

                  WHEREAS, each of Sidney Craig and Jenny Craig and Purchaser have entered into Consulting Services Agreements dated the date hereof, which shall become effective as of the Effective Time (the "Consulting Agreements");

                  WHEREAS, each of Sidney Craig and Jenny Craig and the Purchaser have entered into Non-Solicitation and Non-Competition Agreements dated the date hereof, which shall become effective as of the Effective Time;

                  WHEREAS, Sidney and Jenny Craig, Parent and the Company have entered into an agreement dated the date hereof with respect to the use of the name "Jenny Craig" and related matters, which shall become effective as of the Effective Time (the "Name Agreement");

                  WHEREAS, the respective Boards of Directors of Parent, the Purchaser and the Company (in the case of the Company, with such Board having considered and acting subsequent to the unanimous recommendation of a special committee of such Board (the "Special Committee")) have approved, and deem it advisable and in the best interests of their respective stockholders to consummate, the acquisition of the Company by Parent and the Purchaser upon the terms and subject to the conditions set forth herein; and

                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

                  SECTION 1.1  COMPANY ACTIONS.

                           (a) The Company  hereby  approves of and  consents to
the Merger and represents that the Board of Directors of the Company (the "Company Board"), at a meeting duly called and held, has, subject to the terms and conditions set forth herein and acting after having considered the recommendation of the Special Committee, (i) unanimously approved this Agreement and the transactions contemplated hereby, including the Merger (as defined in Section 1.2) (collectively, the "Transactions"), determining that the Merger is advisable and that the terms of the Merger are fair to, and in the best interests of, the Company's stockholders and recommending that the Company's stockholders approve the Merger and this Agreement and (ii) resolved to recommend that the stockholders of the Company adopt this Agreement and the Merger.

                  SECTION 1.2 THE MERGER. Upon and subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.3 hereof), the Company and the Purchaser shall consummate a merger (the "Merger") pursuant to which (a) the Purchaser shall be merged with and into the Company and the separate corporate existence of the Purchaser shall thereupon cease, (b) the Company shall be the successor or surviving corporation in the Merger (the "Surviving Corporation") and shall continue to be governed by the laws of the State of Delaware, and (c) the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. Pursuant to the Merger, (x) the Certificate of Incorporation of the Company, as amended as set forth on Exhibit B, shall be the Certificate of Incorpora-tion of the Surviving Corporation, and (y) the By-laws of the Company shall be amended effective at the Effective Time to be identical in all respects to the By-laws of the Purchaser immediately prior to the Effective Time, in each case until thereafter amended as provided by law, the Certificate of Incorporation and such By-laws. The Merger shall have the effects set forth in the Delaware General Corporation Law ("DGCL").

                  SECTION 1.3 EFFECTIVE TIME. Parent, the Purchaser and the Company shall cause a Certificate of Merger (the "Certificate of Merger") to be executed and filed on the Closing Date (as defined in Section 1.4) (or on such other date as Parent and the Company may agree) with the Secretary of State of the State of Delaware (the "Secretary of State") as provided in the DGCL and shall make all other filings or recordings required under the DGCL to effectuate the Merger. The Merger shall become effective on the date of such filing with the Secretary of State or such time as is agreed upon by the parties and specified in the Certificate of Merger, and such time is hereinafter referred to as the "Effective Time."

                  SECTION 1.4 CLOSING. The closing of the Merger (the "Closing") shall take place at 10:00 a.m., on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver of all of the conditions (excluding conditions that cannot, by their terms, be satisfied until the Closing Date), set forth in Article VI hereof (the "Closing Date") at the offices of Proskauer Rose LLP, 2049 Century Park East, Suite 3200, Los Angeles, California 90067, unless another date or place is agreed to in writing by the parties hereto.

                  SECTION 1.5 DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. The directors of the Purchaser and the officers of the Company at the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and By-laws.

                  SECTION 1.6 STOCKHOLDERS' MEETING AND PREPARATION OF PROXY STATEMENT.

                           (a) As promptly  as  practicable  following  the date
hereof, the Company shall, in cooperation with Parent and the Purchaser, prepare and file with the Securities and Exchange Commission ("SEC") the preliminary proxy materials relating to the meeting of the Company's stockholders (together with any amendments or supplements thereto, the "Proxy Statement"). The Proxy Statement shall comply as to form in all material respects with the applicable provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations thereunder, and, subject to Section 5.5, shall include a statement that the Company Board finds the Merger Agreement to be advisable, fair to and in the best interests of the Company. The Company shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC as promptly as practicable after filing with the SEC. The Company shall, as promptly as practicable after receipt thereof, provide copies of any written comments received from the SEC with respect to the Proxy Statement to Parent and advise Parent of any oral comments with respect to the Proxy Statement received from the SEC. The Company shall consider all comments provided by Parent in good faith and no amendment or supplement to the information supplied by Parent for inclusion in the Proxy Statement shall be made without the approval of Parent, which approval shall not be unreasonably withheld or delayed. The Company shall cause the Proxy Statement to be mailed to its stockholders at the earliest practicable date following clearance of the Proxy Statement by the SEC.

                           (b) The Company  shall,  as  promptly  as  reasonably
practicable following the execution of this Agreement, in accordance with applicable law (including, without limitation, following clearance of the Proxy Statement for mailing by the SEC) and its Certificate of Incorporation and By-laws, duly call, give notice of, convene and hold as soon as reasonably practicable after the date of this Agreement a meeting of its stockholders for the purpose of obtaining the necessary approval of the Transactions contemplated by this Agreement (the "Special Meeting") and shall present this Agreement for adoption by the Company's stockholders. Without limiting the generality of the foregoing and subject to Section 5.5, the Company agrees that its obligations pursuant to the first sentence of this Section 1.6(b) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of an Acquisition Proposal. Regardless of whether the Company Board has withdrawn, amended or modified its recommendation that its stockholders approve and adopt this Agreement, unless this Agreement has been terminated pursuant to the provisions of Article VII, the Company shall be required to hold the Special Meeting.

                           (c)  Parent  shall   provide  the  Company  with  the
information concerning Parent and the Purchaser required to be included in the Proxy Statement. Parent shall vote, or cause to be voted, all of the Shares then beneficially owned by it, the Purchaser or any of its other subsidiaries and affiliates (including, without limitation, all

Shares over which any of them have the power to vote by proxy or otherwise) in favor of the approval of the Merger and the approval and adoption of this Agreement. For purposes of this Agreement, the term "affiliate" shall have the meaning given such term in Rule 12b-2 under the Exchange Act.

                           (d) Parent, the Purchaser and the Company acknowledge
that the stockholders of the Company who are parties to or bound by the Stockholders Agreement will vote their respective Shares on the approval and adoption of this Agreement at the Special Meeting, and that none of them will, without the written approval of the Special Committee, take any action by written consent or otherwise on the approval or adoption of this Agreement with respect to such Shares other than at the Special Meeting. Parent and the Purchaser each agree that they will not vote (or cause to be voted) the Shares owned by the stockholders of the Company who are parties to or bound by the Stockholders Agreement, other than at the Special Meeting and will not, without the written approval of the Special Committee, take any action by written consent or otherwise with respect to such Shares in lieu of the Special Meeting or otherwise (or cause any such action to be taken), including without limitation pursuant to the rights granted to Parent and the Purchaser under the Stockholders Agreement.

                                   ARTICLE II

                            CONVERSION OF SECURITIES

                  SECTION 2.1 CONVERSION OF CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of Company Common Stock or common stock, par value $.00001 per share, of the Purchaser (the "Purchaser Common Stock"):

                           (a)   Purchaser   Common   Stock.   Each  issued  and
outstanding share of the Purchaser Common Stock shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, $.00001 par value per share, of the Surviving Corporation.

                           (b)  Cancellation of Treasury Stock and  Parent-Owned
Stock. All shares of Company Common Stock that are owned by the Company as treasury stock and any shares of Company Common Stock owned by Parent, the Purchaser or any other wholly owned Subsidiary (as defined in Section 3.1 hereof) of Parent shall be automatically canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

                           (c) Conversion of Shares. Each issued and outstanding
share of Company Common Stock (other than Shares to be cancelled in accordance with Section 2.1(b) hereof and any Dissenting Common Stock (as defined in Section 2.3 hereof)), shall be converted into the right to receive $5.30 per Share, in cash, payable to the holder thereof, without interest (the "Merger Consideration"), upon surrender of the certificate formerly representing such share of Company Common Stock in the manner provided in Section 2.2 hereof. All such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate which, prior to the Effective Time, represented any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such certificate in accordance with Section 2.2 hereof, without interest.

                  SECTION 2.2  EXCHANGE OF CERTIFICATES.

                           (a) Paying  Agent.  Parent shall  designate a bank or
trust company reasonably acceptable to the Company to act as agent for the holders of shares of Company Common Stock in connection with the Merger (the "Paying Agent") to receive in trust the funds to which holders of shares of Company Common Stock shall become entitled pursuant to Section 2.1(c) (the "Exchange Fund"). At or immediately after the Effective Time, Parent or the Purchaser shall deposit or cause to be deposited with the Paying Agent, for the benefit of the holders of such shares of Company Common Stock, the Exchange Fund in the amount of the aggregate consideration to which such holders of shares of Company Common Stock shall be entitled at the Effective Time (or thereafter) pursuant to Section 2.1(c). The Exchange Fund shall be invested by the Paying Agent in obligations of, or guaranteed by, the United States of America, or any agency thereof, and backed by the full faith and credit of the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investor Services, Inc. or Standard & Poors Corporation, respectively, or in deposit accounts, certificates of deposit or bankers' acceptances of, repurchase or reverse repurchase agreements with, or Eurodollar time deposits purchased from commercial banks with capital, surplus and undivided profits aggregating in excess of $1,000,000,000 (based on the most recent financial statements of such bank which are then publicly available at the SEC or otherwise).

                           (b)  Exchange  Procedures.   As  soon  as  reasonably
practicable after the Effective Time, but in no event more than three (3) Business Days (a "Business Day" being any day other than Saturday or Sunday or any other day commercial banks are not required or authorized to close in the City of New York) thereafter, Parent shall cause the Paying Agent to mail to each holder of record of a certificate or certificates, which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates"), whose Shares were converted pursuant to Section 2.1 into the right to receive the Merger Consideration, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as Parent and the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent and such other documents as may be reasonably required by the Paying Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration, without interest, for each share of Company Common Stock formerly represented by such Certificate and the Certificate so surrendered shall forthwith be cancelled. If payment of the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this Section 2.2. For purposes of this agreement, the term "person" or "Person" shall mean any individual, corporation, partnership, limited liability company or other entity.

                           (c) Transfer  Books; No Further  Ownership  Rights in
Company Common Stock. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company Common Stock on the records of the Company. From and after the Effective Time, the holders of Certificates evidencing ownership of shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided for herein or by applicable law. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article II.

                           (d)  Termination  of Fund; No Liability.  At any time
following six (6) months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any earnings received with respect thereto) which had been made available to the Paying Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) only as general creditors thereof with respect to the payment of any Merger Consideration that may be payable upon surrender of any Certificates such stockholder holds, as determined pursuant to this Agreement, without any interest thereon. Notwithstanding the foregoing, neither the Surviving Corporation nor the Paying Agent shall be liable to any person or entity in respect of any Merger Consideration from the Exchange Fund delivered, in good faith, to a public official pursuant to any applicable abandoned property, escheat or similar law.

                           (e) Investment of the Exchange Fund. The Paying Agent
shall, subject to compliance with Section 2.2(a), invest any cash included in the Exchange Fund as directed by the Surviving Corporation from time to time. Any interest and other income resulting from such investments shall promptly be paid to the Surviving Corporation.

                           (f) Lost Certificates.  If any Certificate shall have
been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such form and amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby pursuant to this Agreement.

                           (g)  Withholding  of  Tax.  The  Purchaser  shall  be
entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any former holder of shares of Company Common Stock such amount as the Purchaser or the Paying Agent is required to deduct and withhold pursuant to applicable rules under the Code, or any provision of state, local or foreign law. To the extent that amounts are so withheld by the Purchaser, such withheld amounts shall be treated for all purposes of this

Agreement as having been paid to the former holder of shares of Company Common Stock in respect of which such withholding was made.

                  SECTION 2.3 DISSENTING SHARES. Notwithstanding any provision of this Agreement to the contrary, if and to the extent required by the DGCL, shares of Company Common Stock which are issued and outstanding immediately prior to the Effective Time and which are held by holders of such shares of Company Common Stock who have properly exercised appraisal rights with respect thereto (the "Dissenting Common Stock") in accordance with Section 262 of the DGCL, shall not be exchangeable for the right to receive the Merger Consideration, and holders of such shares of Dissenting Common Stock shall be entitled only to such dissenters rights as are granted by Section 262 of the DGCL unless and until such holders fail to perfect or effectively withdraw or otherwise lose their rights to appraisal and payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such right, such shares of Dissenting Common Stock shall automatically be converted into and become exchangeable for the right to receive the Merger Consideration, without any interest thereon. Notwithstanding anything to the contrary contained in this Section 2.3, if the Merger is rescinded or abandoned or (ii) the stockholders of the Company revoke the authority to effect the Merger, then the right of any stockholder to be paid the fair value of such stockholder's Dissenting Common Stock pursuant to Section 262 of the DGCL shall cease. The Company shall (i) give Parent prompt notice of any demands received by the Company for appraisals of shares of Dissenting Common Stock, withdrawals of such demands and any other instruments served upon the Company pursuant to the DGCL and (ii) use its best efforts to keep Parent informed of and to allow Parent to provide comments in respect of all negotiations and proceedings with respect to demands for appraisal under the DGCL, and will not settle any such proceeding without Parent's written consent, which consent shall not be unreasonably withheld or delayed. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisals or offer to settle or settle any such demands.

                  SECTION 2.4 COMPANY OPTION PLANS. Pursuant to Section 5(f) of the Option Plan (as defined in Section 3.2), upon the exercise of any Option (as defined in Section 3.2) at or after the Effective Time, the holder of such Option shall be entitled to receive, in lieu of each Share as to which such Option shall then be exercisable but on the same terms and conditions of exercise set forth in such Option and in the Option Plan, including, without limitation, the expiration of periods of time prior to any such Option becoming exercisable, an amount in cash equal to the Merger Consideration less the exercise price per Share.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                                 OF THE COMPANY

                  The Company represents and warrants to Parent and the Purchaser as follows:

                  SECTION 3.1 ORGANIZATION. Each of the Company and its Subsidiaries (as defined in this Section 3.1) is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate or other power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power or authority would not, and would not reasonably be expected to, have a material adverse effect on the Company and its Subsidiaries, taken as a whole. As used in this Agreement, the word "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding such partnerships where such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries. As used in this Agreement, any reference to any event, change or effect having a material adverse effect on or with respect to any entity (or group of entities taken as a whole) means such event, change or effect is materially adverse to the consolidated financial condition, businesses, assets or results of operations of such entity (or, if used with respect thereto, of such group of entities taken as a whole). The Company and each of its Subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not, and would not reasonably be expected to, in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole. The Company has heretofore made available to Parent accurate and complete copies of the certificate of incorporation and by-laws (or other similar organizational and governing documents), as currently in effect, of the Company and each of its Subsidiaries.

                  SECTION 3.2 CAPITALIZATION. (a) The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock. As of the date hereof, (i) 27,580,260 shares of Company Common Stock are issued, (ii) 20,688,971 shares of Company Common Stock are outstanding, (iii) 6,891,289 shares of Company Common Stock are held as treasury stock, (iv) 3,000,000 Shares are reserved for issuance pursuant to the Company's Stock Option Plan adopted in October 1991, as amended (the "Option Plan"), and (v) 2,152,100 employee stock options to purchase 2,152,100 Shares ("Options") granted under the Option Plan are outstanding. Schedule 3.2 sets forth true and complete information with respect to each holder of Options regarding the current exercise price, the date of grant, the term, the vesting schedule, whether the holder is an employee of the Company on the date of this Agreement, and the number of Options granted. All the outstanding shares of the Company Common Stock are, and all Shares which may be issued pursuant to the exercise of outstanding Options when issued in accordance with the respective terms thereof shall be, duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights. There are no bonds, debentures, notes, or other indebtedness having general voting rights (or convertible into securities having such rights) ("Voting Debt") of the Company or any of its Subsidiaries issued and outstanding. No restrictions or conditions to the exercise or the sale of the Options exist other than as set forth in the Option Plan or any option agreement entered into in connection with grants of Options under the Option Plan. The vesting of any Option shall not accelerate solely as a consequence of the Merger or any of the other Transactions contemplated by this Agreement. All outstanding Options have been issued pursuant to registration under or valid exemptions from the Securities Act (as defined in Section 3.5) and all applicable state securities law. Except as set forth above, on Schedule 3.2 and for the transactions contemplated by this Agreement, as of the date hereof, (x) there are no shares of capital stock of the Company authorized, issued, reserved for issuance or outstanding, (y) the Company and its Subsidiaries have not issued or, except as provided in Section (6)(a) of the Option Plan, agreed to issue any warrants, options, equity equivalents, interests in ownership or earnings of the Company or other similar equity rights (including phantom stock or stock appreciation rights), pre-emptive rights, agreements, arrangements or commitments of any character obligating the Company or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interest in, the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests and (z) there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Shares, or capital stock of the Company or any Subsidiary or affiliate of the Company.

                           (b) Exhibit 21 to the Company's Annual Report on Form
10-K for the fiscal year ended June 30, 2001 includes a list of all of the Subsidiaries of the Company. All the outstanding shares of capital stock of, or other equity interests in, each Subsidiary (i) have been duly authorized, validly issued and are fully paid and nonassessable, (ii) are owned directly or indirectly by the Company, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens") and (iii) are free from any contractual restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests. Other than the Company's Subsidiaries, the Company does not directly or indirectly beneficially own any equity securities in any other entity. To its knowledge, other than as set forth in the Company SEC Documents (as defined in Section 3.5) as of the date hereof, no person or "group" beneficially owns more than 5% of the outstanding Company Common Stock with the terms "beneficially owns" and "group" when used in this Agreement having the meanings ascribed to them under Rule 13d-3 and Rule 13d-5 under the Exchange Act.

                           (c)  There  are  no  stockholder  agreements,  voting
trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting or registration of the capital stock of the Company or any of its Subsidiaries. None of the Company or its Subsidiaries is required to redeem, repurchase or otherwise acquire shares of capital stock of the Company, or any of its Subsidiaries, respectively, as a result of the transactions contemplated by this Agreement.

                  SECTION 3.3 AUTHORIZATION; VALIDITY OF AGREEMENT; COMPANY ACTION. (a) The Company has full corporate power and authority to execute, deliver and perform its obligations under this Agreement and the other agreements to be executed by the Company as contemplated hereunder (collectively, the "Closing Documents") and, subject, in the case of the Merger, to obtaining the vote of a majority of the outstanding shares of Company Common Stock in favor of the adoption of this Agreement (the "Required Company Vote"). The execution, delivery and performance by the Company of this Agreement and the other Closing Documents, and the consummation by it of the Transactions, have been duly authorized by the Company Board and, except for obtaining the approval of its stockholders as contemplated by Section 1.6 hereof, no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement and the other Closing Documents and the consummation by it of the Transactions. This Agreement has been duly executed and delivered by the Company and assuming due and valid authorization, execution and delivery hereof by the other parties thereto, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                           (b) The Special Committee has unanimously recommended
to the Company Board that the Company enter into this Agreement. The Company Board, having considered and acting subsequent to the recommendation of the Special Committee, has approved and taken all corporate action required to be taken by the Company Board for the consummation of the transactions contemplated by this Agreement and has resolved (i) that this Agreement and the Transactions, taken together, are advisable and fair to, and in the best interests of, the Company and its stockholders; and (ii) to recommend that the stockholders of the Company approve and adopt this Agreement. The Company Board has directed that this Agreement be submitted to the stockholders of the Company for adoption by such stockholders.

                  SECTION 3.4 CONSENTS AND APPROVALS; NO VIOLATIONS. Except as set forth on Schedule 3.4 and except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), state or foreign laws relating to takeovers, state securities or blue sky laws and the DGCL, neither the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the Transactions contemplated hereby nor compliance by the Company with any of the provisions hereof shall (i) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws or similar organizational documents of the Company or of any of its Subsidiaries,
(ii) require on the part of the Company or, to the extent required under any agreement between the Company and the Company Franchisees (as defined in Section 3.20), the Company Franchisees, any filing with, or permit, authorization, consent or approval of, any Governmental Entity (as defined in Section 3.8),
(iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or loss of benefit or creation of any Lien) under, any of the terms, conditions or provisions of any Material Contract (as defined in Section 3.15) or (iv) violate any judgment, order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its Subsidiaries, or to the Company's knowledge, any judgment, order or decree applicable to Company Franchisees or any of their properties or assets, excluding from the foregoing clauses (ii), (iii) and (iv) where the failure to obtain such permits, authorizations, consents or approvals or to make such filings, or the existence of such violations, breaches or defaults, would not, and would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole, and would not materially impair or delay the ability of the Company to consummate the transactions contemplated hereby.

                  SECTION 3.5 SEC REPORTS AND FINANCIAL STATEMENTS. The Company has filed with the SEC all forms, reports, schedules, statements and other documents required to be filed by it since June 30, 1999 (as such documents have been amended since the time of their filing, collectively, the "Company SEC Documents"). As of their respective dates or, if amended, as of the date of the last such amendment, the Company SEC Documents, including, without limitation, any financial statements or schedules included therein, complied in all material respects with the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Company's Subsidiaries is required to file any forms, reports or other documents with the SEC pursuant to Sections 12 or 15 of the Exchange Act. The financial statements of the Company included in the Company SEC Documents have been prepared from, and are in accordance with, the books and records of the Company and its consolidated subsidiaries, comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position and the consolidated results of operations and cash flows of the Company and its consolidated subsidiaries as at the dates thereof or for the periods presented therein.

                  SECTION 3.6 NO UNDISCLOSED LIABILITIES. Except (a) as disclosed in the Company SEC Documents or on Schedule 3.6, (b) for liabilities and obligations incurred in the ordinary course of business since the date of the most recent financial statements included in the Company SEC Documents, and
(c) for liabilities and obligations incurred in connection with the consummation of the Transactions, (x) since September 30, 2001, neither the Company nor any of its Subsidiaries has incurred any material liabilities required to be reflected on a consolidated balance sheet of the Company and its Subsidiaries (including the notes thereto) prepared in accordance with GAAP and (y) neither the Company nor any of its Subsidiaries has any liabilities which would, or would reasonably be expected to, have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

                   SECTION 3.7 ABSENCE OF CERTAIN CHANGES. Except as disclosed in the Company SEC Documents or on Schedule 3.7, since June 30, 2001, the Company and its Subsidiaries have conducted their respective businesses in the ordinary course of business and there has not been (i) any event, change or effect that has resulted, or would reasonably be expected to result, in a material adverse effect on the Company and its Subsidiaries, taken as a whole;
(ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the equity interests of the Company or any Subsidiary of the Company (other than a wholly-owned Subsidiary); (iii) any change by the Company or any of its Subsidiaries in accounting principles or methods, except insofar as may be required by GAAP; (iv) any split, combination, or reclassification of any of the Company's capital stock or any redemption or other acquisition by the Company or any of its Subsidiaries of any shares of its capital stock, or any issuance or authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of the Company's capital stock, except for issuances under the Company's Option Plan; (v) (A) any granting by the Company or any of its Subsidiaries to any employee, director or executive officer of the Company or any Subsidiary of any increase in cash compensation, bonus or other benefits, except for normal increases in the ordinary course of business, (B) any granting by the Company or any of its Subsidiaries to any such employee, director or executive officer of any increase in severance or termination pay, except in the ordinary course of business or (C) any entry by the Company or any of its Subsidiaries into, or any amendment of, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such employee, director or executive officer other than in the ordinary course of business; (vi) any Tax (as defined in Section 3.12) election that individually or in the aggregate would, or would reasonably be expected to, have a material adverse effect on the Company and its

Subsidiaries, taken as a whole, or on any of its Tax attributes, or any settlement or compromise of any material Tax liability other than settlements by the Company of Tax disputes referenced on Schedule 3.12; (vii) any amendment to any term of any outstanding security of the Company or any of its Subsidiaries that would materially increase the obligations of the Company or such Subsidiaries under such security; (viii) any entry into any agreement, commitment or transaction by the Company or any of its Subsidiaries which would require the expenditure by the Company of more than $250,000 in any twelve-month period, except for agreements, commitments or transactions entered into in the ordinary course of business in connection with purchases of food or related products or advertising services or products, including, without limitation, media purchases; (ix) (A) any incurrence or assumption by the Company or any Subsidiary of any indebtedness for borrowed money in an aggregate amount exceeding $100,000 (other than any renewals, replacements or extensions that do not increase the aggregate commitments thereunder) or (B) any guarantee, endorsement, or other incurrence or assumption of liability in an aggregate amount exceeding $100,000 (whether directly, contingently or otherwise) by the Company or any of its Subsidiaries for the obligations of any other Person (other than any wholly owned Subsidiary of the Company); other than in the case of (A) or (B) (x) in the ordinary course of business or (y) in connection with
(1) any acquisition or capital expenditure permitted by Section 5.1 or (2) the Transactions; (x) any creation or assumption by the Company or any of its Subsidiaries of any Lien on any asset of the Company or any of its Subsidiaries other than Permitted Liens (as defined herein) or those Liens created or assumed in the ordinary course of business consistent with past practice; (xi) any making of any loan, advance or capital contribution to or investment in any Person by the Company or any of its Subsidiaries other than loans, advances, or capital contributions to or investments in wholly owned Subsidiaries of the Company or in Company Franchisees; (xii) (A) any contract or agreement entered into by the Company or any of its Subsidiaries on or prior to the date hereof and after July 1, 1998 relating to any acquisition or disposition of any business involving a purchase or sale price in excess of $50,000 in the aggregate (other than loan purchases or sales and other than acquisitions of franchises of the Company or a Subsidiary of the Company) or (B) any modification, amendment, assignment, termination or relinquishment by the Company or any of its Subsidiaries on or prior to the date hereof of any contract which requires payments in excess of $250,000 in any twelve-month period or is not terminable upon six (6) months' or less notice without penalty in accordance with its terms; (xiii) any settlement or compromise of any individual claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy requiring a payment in excess of $25,000;
(xiv) any loss, casualty or damage (whether or not covered by insurance) to the assets of the Company or any of its Subsidiaries in excess of $50,000; (xv) any entering into of any license, distribution, marketing or sales agreement, in each case on an exclusive basis, which involves payments in excess of $50,000 in any twelve-month period and is not terminable upon six (6) months' or less notice without penalty in accordance with its terms, other than such of the foregoing that are entered into in the ordinary course of business in connection with purchases of food or related products or advertising services or products, including, without limitation, media purchases; or (xvi) any agreement to do any of the foregoing. As used in this Agreement, "Permitted Liens" means (a) Liens for Taxes (i) not yet due and payable or (ii) being contested in good faith, if a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor, (b) statutory liens of landlords, liens of carriers, warehouse person, mechanics and other liens imposed by law incurred in the ordinary course of business, (c) Liens incurred or deposits made in connection with workers' compensation, unemployment insurance and other similar types of social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations, in each case in the ordinary course of business, consistent with past practice, (d) purchase money liens incurred in the ordinary course of business, consistent with past practice, (e) easements, rights-of-way, restrictions and other similar charges of encumbrances, in each case, which do not materially interfere with the ordinary conduct of business of the Company and its Subsidiaries and do not materially detract from the value of the property to which such encumbrance relates; (f) other Liens incurred in the ordinary course of business; (g) Liens for indebtedness or liabilities permitted to be created hereunder; and (h) other liens that would not result in a material liability of the Company and its Subsidiaries, taken as a whole.

                  SECTION 3.8 EMPLOYEE BENEFIT PLANS; ERISA. (a) Schedule 3.8 sets forth a true and complete list of all "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and all other employee benefit arrangements or payroll practices, including, without limitation, bonus, profit sharing, consulting or other compensation arrangements, pension, severance, deferred compensation, incentive, equity or equity-based compensation, stock purchase, sick leave, vacation pay, health, life and disability plans, together with any employment, termination or change in control agreements maintained, sponsored or contributed to by the Company and Subsidiaries (each a "Benefit Plan"). True, correct and complete copies of the following documents with respect to each of the Benefit Plans have been made available or delivered to Parent by the Company or its
Subsidiaries: (i) any plans and related trust documents, and amendments thereto;
(ii) the most recent Forms 5500 and
schedules thereto; (iii) the last IRS (as defined herein) determination letter;
(iv) the most recent financial statements and actuarial valuations; (v) summary plan descriptions; (vi) written communications to employees relating to the Benefit Plans solely in the event that the communication specifies rights and benefits not described in the Benefit Plan document and such communication creates a material liability; and (vii) written descriptions of all non-written agreements relating to the Benefit Plans. The only trades or businesses (whether or not incorporated) since January 1, 1994, which are or have been under common control, or which are or have ever been treated as a single employer, with the Company or its Subsidiaries are the Company and its Subsidiaries. Except for noncompliance and any failures to maintain and operate any Benefit Plan as would not, individually or in the aggregate, result in a material liability to the Company or its Subsidiaries, taken as a whole: (i) each Benefit Plan has been maintained and operated in accordance with its terms and with applicable law, including, without limitation, ERISA, the Internal Revenue Code of 1986, as amended (the "Code") and the COBRA (as defined herein); (ii) each Benefit Plan intended to qualify under Section 401(a) of the Code and each related trust intended to be exempt from federal income tax under Section 501 of the Code (or similar provisions for Tax-registered or Tax-favored plans of foreign jurisdictions) has received a determination letter from the United States Internal Revenue Service (the "IRS") (or, if applicable, any required approvals of foreign governmental authorities for Tax-registered or Tax-favored plans of foreign jurisdictions) to the effect that the Benefit Plan is qualified under
Section 401(a) of the Code (or similar provisions for Tax-registered or Tax-favored plans of foreign jurisdictions), which may be a favorable determination letter issued to a prototype sponsor, or has time remaining within which to apply for a determination letter; (iii) no claim, lawsuit, arbitration or other action has been threatened, asserted or instituted against any Benefit Plan (other than non-material routine claims for benefits, and appeals of such claims); and (iv) no Benefit Plan is under audit or investigation by the IRS, the United States Department of Labor or any other Governmental Entity. No Benefit Plan is a "multiemployer plan," as defined in Section 3(37) of ERISA. As used in this Agreement, "Governmental Entity" means any federal, state, local, municipal or foreign or other government or subdivision, branch, department or agency thereof or any governmental or quasi-governmental authority of any nature, including any court or other tribunal.

                  (b) All contributions (including all employer contributions and employee salary reduction contributions) required to have been made under any of the Benefit Plans or by law, to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof (including any valid extension) or have been accrued on the balance sheet of the Company as of September 30, 2001 included in the Company SEC Documents to the extent required under GAAP.

                 (c) No Benefit Plan is subject to Title IV of ERISA or Section 412 of the Code.

                  (d) Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company or its Subsidiaries, any "party in interest" or "disqualified person" with respect to the Benefit Plans has engaged in a non-exempt "prohibited transaction" within the meaning of Section 4975 of the Code or Section 406 of ERISA.

                  (e) None of the Benefit Plans which are "welfare benefit plans" within the meaning of Section 3(1) of ERISA provide for continuing benefits or coverage for any participant or any beneficiary of a participant post-termination of employment except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") and at the expense of the participant or the participant's beneficiary.

                  (f) Except as described on Schedule 3.8 or in the items listed thereon, neither the execution and delivery of this Agreement nor the consummation of the Transactions will (i) result in any payment becoming due to any employee (current, former or retired) of the Company or any of its Subsidiaries, (ii) increase any benefits otherwise payable under any Benefit Plan or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

                  (g) Neither the Company nor any of its Subsidiaries has any contract, plan or commitment to create any additional Benefit Plan or to modify any existing Benefit Plan.

                  (h) Except with respect to the Option Plan, no stock or other security issued by the Company or any of its Subsidiaries forms or has formed a material part of the assets of any Benefit Plan.

                  (i) Any individual who performs services for the Company or any of its Subsidiaries (other than through a contract with an organization other than such individual) and who is not treated as an employee for federal income tax purposes by the Company or any of its Subsidiaries is not an employee for such purposes, except where treatment of such person as an employee would not result in a material liability to the Company and its Subsidiaries, taken as a whole.

                  (j) With respect to each Benefit Plan that covers employees outside of the United States ("Foreign Plan"), except as would not result in a material liability to the Company and its Subsidiaries, taken as a whole:

                           (i) all employer and employee  contributions  to each
Foreign Plan required by law or by the terms of such Foreign Plan have been made, or, if applicable, accrued in accordance with normal accounting practices.

                           (ii) the fair  market  value  of the  assets  of each
funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the Effective Time, with respect to all current or former participants in such plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Foreign Plan and no transaction contemplated by this Agreement shall cause such assets or insurance obligations to be less than such benefit obligations; and

                           (iii) each Foreign Plan required to be registered has
been registered and has been maintained in good standing with applicable regulatory authorities.

                  SECTION 3.9 LABOR MATTERS. Except as set forth in Schedule 3.9, (i) to the knowledge of the Company, none of the employees of the Company or its Subsidiaries (the "Employees") is represented in his or her capacity as an employee of the Company by any labor organization; (ii) the Company and its Subsidiaries have not recognized any labor organizations nor has any labor organization been elected as the collective bargaining agent of any employees, nor has the Company entered into any collective bargaining agreement or union contract recognizing any labor organization as the bargaining agent of any Employees; (iii) to the knowledge of the Company, there is no union organization activity involving any of the Employees pending; (iv) there is no picketing pending, or to the knowledge of the Company, threatened, and there are no strikes, slowdowns, work stoppages, or lockouts involving any of the Employees pending, or to the knowledge of the Company, threatened that individually or in the aggregate would result in a material liability; and (v) there has been no "mass layoff" or "plant closing" as defined by the federal Worker Adjustment and Retraining Notification Act ("WARN") with respect to the Company within the six
(6) months prior to the Effective Time.

                  SECTION 3.10 LITIGATION. Except as disclosed in the Company SEC Documents or on Schedule 3.10, (i) there is no suit, action, demand, injunction, order, decree, investigation or proceeding pending or, to the knowledge of the Company or its Subsidiaries, threatened against the Company or any of its Subsidiaries or any of their properties or assets which would have, or would reasonably be expected to have, a material adverse effect on the Company and its Subsidiaries, taken as a whole, or would be reasonably likely to impair or delay the ability of the Company to perform its material obligations under this Agreement and (ii) to the knowledge of the Company, there is no action, suit, proceeding or investigation pending or threatened against any current or former officer, director, employee or agent of the Company or any of its Subsidiaries (in his or her capacity as such) which does or would reasonably be expected to give rise to a claim for contribution or indemnification against the Company or any of its Subsidiaries, except, in each case, as would not, and would not reasonably be expected to, have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

                  SECTION 3.11 PERMITS; NO DEFAULT; COMPLIANCE WITH APPLICABLE LAWS. Except as set forth on Schedule 3.11, (a) the Company and its Subsidiaries hold all permits, licenses, variances, exemptions, orders, registrations and approvals of all Governmental Entities which are required for the operation of the business of the Company and its Subsidiaries as currently conducted (collectively, the "Company Permits"), except where the failure to have any such Company Permit, individually or in the aggregate, would not, and would not reasonably be expected to, cause a material adverse effect on the Company and its Subsidiaries, taken as a whole, and (b) neither the Company nor any of its Subsidiaries is in default or violation of any term, condition or provision of
(i) its respective certificates of incorporation or by-laws or similar organizational documents, (ii) any Material Contract or any agreement with any Company Franchisee listed on Schedule 3.20, (iii) any federal, state, local or foreign statute, law, ordinance, rule, regulation, judgment, decree, order, concession, grant or franchise or other approval applicable to the Company or any of its Subsidiaries, including, without limitation, in respect of employment and labor matters, or (iv) any Company Permits, excluding from the foregoing clauses (ii), (iii) and (iv), defaults or violations which would not, and would not reasonably be expected to, have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

                  SECTION 3.12  TAXES.  Except as set forth on Schedule 3.12:

                           (a) The Company and its Subsidiaries or any
consolidated, combined, unitary or affiliated group ("Affiliated Group") of which the Company or any of its Subsidiaries is, or was, a member have (i) duly filed (or there has been filed on their behalf) with the appropriate governmental authorities all income, franchise and other material Tax Returns (as defined in Section 3.12(q)) required to be filed by them on or prior to the date hereof, and such Tax Returns are true, correct and complete in all material respects, and (ii) duly paid in full or made adequate provision in accordance with GAAP (or there has been paid or provision has been made on their behalf) for the payment of all Taxes (as defined in Section 3.12(q)) due with respect to such Tax Returns.

                           (b) No federal,  state or local audits are  presently
pending or, to the knowledge of the Company, threatened with regard to any Tax Return of the Company or its Subsidiaries, or any Affiliated Group. All deficiencies asserted or assessments made as a result of any examinations by any taxing authority of the Tax Returns of the Company, any Subsidiary or Affiliated Group have been fully paid.

                           (c) There are no  outstanding  consents to extend the
statutory period of limitations applicable to the assessment of any income, franchise or other material Taxes or any deficiencies of Taxes asserted against the Company or any of its Subsidiaries or any Affiliated Group, and no power of attorney granted by either the Company or any of its Subsidiaries or any Affiliated Group with respect to any Taxes is currently in force.

                           (d) Neither  the Company nor any of its  Subsidiaries
is a party to any agreement providing for the allocation or sharing of Taxes.

                           (e) The Company and its  Subsidiaries  have  complied
with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and have duly and timely withheld from employee salaries, wages and other compensation and have paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws, except where failure to comply would not result in a material liability of the Company and its Subsidiaries, taken as a whole.

                           (f)  Purchaser  has had access to complete  copies of
(A) all income or franchise Tax Returns of the Company and its Subsidiaries (or, in the case of Tax Returns filed for an Affiliated Group, the portion of such consolidated Tax Returns relating to the Company or any Subsidiary) for the years ending June 30, 1998, June 30, 1999 and June 30, 2000 and (B) any audit report issued within the last three years relating to any income, franchise or other material Taxes due from or with respect to the Company, any Subsidiary or Affiliated Group. Listed on Schedule 3.12 are all taxable years for which examinations are ongoing or statute of limitations periods have been extended in respect of United States federal Tax Returns.

                           (g) Since July 1,  1997,  no claim has been made by a
taxing authority in a jurisdiction where the Company, any Subsidiary or Affiliated Group does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

                           (h) Since July 1, 1997,  neither  the Company nor any
Subsidiary or Affiliated Group has (A) filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code), (B) agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method or has any knowledge that the IRS has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any change in accounting method, (C) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any similar provision of state, local or foreign law, or (D) requested any extension of time within which to file any income, franchise or other material Tax Return, which Tax Return has since not been filed.

                           (i) Since  July 1,  1997,  no  property  owned by the
Company or any Subsidiary is (i) property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code or (iii) "tax-exempt bond financed property" within the meaning of Section 168(g) of the Code.

                           (j) Since  January 1, 1997,  the Company has not been
and the Company does not anticipate becoming, a "United States real property holding company" within the meaning of Section 897 of the Code.

                           (k)  There  is  no  contract,   agreement,   plan  or
arrangement between the Company or its Subsidiaries and any Employee covering any person that, individually or collectively, would give rise to the payment of any amount that would not be deductible by reason of Section 280G of the Code, or would constitute compensation that is not deductible by reason of the limitation set forth in Section 162(m) of the Code.

                           (l) Since  July 1,  1997,  the  Company  has not been
subject to any private letter ruling of the IRS or comparable rulings of other taxing authorities.

                           (m) There are no Liens other than Permitted  Liens as
a result of any unpaid Taxes upon any of the assets of the Company or any Subsidiary.

                           (n) Since July 1, 1997 and, to the  knowledge  of the
Company, prior thereto, neither the Company, any Subsidiary, nor any Affiliated Group reported any item on any Tax Return in a manner which (A) if not sustained would be reasonably likely, absent disclosure, to give rise to a penalty for substantial understatement of federal income Tax under Section 6662 of the Code (or any predecessor statute or any corresponding provision of any such predecessor statute, or state, local, or foreign Tax law), and (B) has not adequately been disclosed on such Tax Return in accordance with Section 6662(d)(2)(B) of the Code (or corresponding provision of any such predecessor statute, or state, local, or foreign Tax law) and in each case where any such item, if not sustained, would, or would reasonably be expected to, result in a material liability of the Company and its Subsidiaries, taken as a whole.

                           (o)  The Company has not constituted either a
"distributing corporation" or a "controlled corporation" within the meaning of
Section 355(a)(1)(A) of the Code in a distribution qualifying for tax free treatment under Section 355 of the Code (A) in the two years prior to the date of this Agreement or (B) in a distribution that could otherwise constitute part of a "plan" or "series of transactions" (within the meaning of Section 355(e) of the Code) in conjunction with this Agreement.

                           (p) Other than with  respect to Taxes of the  Company
and its Subsidiaries, neither the Company nor any of its Subsidiaries is liable for Taxes of any other person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Tax law).

                           (q) For  purposes of this  Agreement,  "Taxes"  shall
mean any and all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, real or personal property, sales, withholding, social security, occupation, use, service, service use, license, net worth, payroll, franchise, transfer and recording taxes, fees and charges, imposed by the IRS or any taxing authority (domestic or foreign), including, without limitation, any state, county, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies, or other assessments. For purposes of this Agreement, "Tax Return" shall mean any report, return, document, declaration, or other information or filing required to be supplied to any taxing authority or jurisdiction (domestic or foreign) with respect to Taxes.

                  SECTION 3.13  REAL PROPERTY.

                           (a) Except as set forth on Schedule 3.13(a),  neither
the Company nor any of its Subsidiaries owns in fee any real property. Each of the Company and its Subsidiaries has good and valid title to each parcel of real property owned by it free and clear of all Liens, except (A) Taxes and general and special assessments not in default and payable without penalty and interest, and (B) other Liens which do not materially interfere with the Company's or any of its Subsidiaries' use and enjoyment of such real property or materially detract from or diminish the value thereof.

                           (b)  Schedule  3.13(b)  sets  forth the  location  of
premises occupied by the Company or its Subsidiaries pursuant to leases, subleases and other agreements (the "Real Property Leases") under which the Company or any of its Subsidiaries uses or occupies or has the right to use or occupy, now or in the future, any real property. Parent has had access to written copies of all Real Property Leases (and all modifications, amendments and supplements thereto and all side letters to which the Company or any of its Subsidiaries is a party affecting the obligations of any party thereunder) and such documents constitute and represent the Company's and its Subsidiaries' liabilities and obligations under Real Property Leases in all material respects. Except as set forth on Schedule 3.13(b), to the knowledge of the Company, each Real Property Lease whose term has not expired constitutes the valid and legally binding obligation of the Company or the applicable Subsidiary of the Company, enforceable in accordance with its terms, and is in full force and effect. To the knowledge of the Company, all rent payable by the Company and its Subsidiaries as tenants under each Real Property Lease whose term has not expired has been paid when due. The Company has not received any written notice of termination or uncured default of a material nature on the part of the Company or any such Subsidiary in all cases other than such circumstances that would not, and would not reasonably be expected to, cause a material adverse effect on the Company and its Subsidiaries, taken as a whole. Each of the Company and its Subsidiaries has a good and valid leasehold interest in each parcel of real property leased by it pursuant to unexpired written Real Property

Leases free and clear of all Liens, except (A) Taxes and general and special assessments not in default and payable without penalty and interest, and (B) other Liens which do not materially interfere with the Company's or any of its Subsidiaries' use and enjoyment of such real property or materially detract from or diminish the value thereof.

                           (c) Except as set forth on Schedule 3.13(c), no party
to any Real Property Lease has given written notice to the Company or any of its Subsidiaries of or made a claim in writing against the Company or any of its Subsidiaries with respect to any material breach or default thereunder.

                  SECTION 3.14  ENVIRONMENTAL MATTERS.

                           (a) Except (i) as set forth in Schedule 3.14 and (ii)
as set forth in the Company SEC Documents:

                                (i) since July 1, 1997, neither the Company nor
                any of its Subsidiaries has received any written communication from any person or entity (including any Governmental Entity) stating or alleging that the Company or any Subsidiary is a potentially responsible party under an Environmental Law (as defined in Section 3.14(b)) with respect to any actual or alleged environmental contamination; to the Company's knowledge, no Governmental Entity is conducting or has conducted any environmental remediation or environmental investigation which could reasonably be expected to result in liability for the Company or any Subsidiary under any Environmental Law; and neither the Company nor any Subsidiary has received any request for information under any Environmental Law from any Governmental Entity with respect to any actual or alleged environmental contamination, except, in each case, for communications, environmental remediation and investigations and requests for information which would not, and would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole; and

                                (ii) since July 1, 1997, the Company has not
                received any written communication, notice, notification, demand, request for information, citation, summons, or order from any person or entity (including any Governmental Entity) stating or alleging that the Company may have violated any Environmental Law, or that the Company has caused or contributed to any environmental contamination that has caused any property damage or personal injury under any

                Environmental Law, except, in each case, for statements and allegations of violations and statements and allegations of responsibility for property damage and personal injury which would not, and would not reasonably be expected to, individually or in the aggregate, cause a material adverse effect on the Company and its Subsidiaries, taken as a whole.

                                (iii) since July 1, 1997, the Company has not
                received written notice that a Hazardous Substance (as defined herein) has been discharged, disposed of, dumped, injected, pumped, deposited, spilled, leaked, emitted or released at, on or under any property owned, leased or operated by the Company or any of its Subsidiaries in violation of an Environmental Law, which circumstance, individually or in the aggregate, would cause the Company or its Subsidiaries to have liability which would, or would reasonably be expected to, have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

                           (b) For purposes of this Section 3.14, "Environmental
Law" means all applicable foreign, state, federal and local laws, regulations and rules, including common law, judgments, decrees and orders relating to pollution, the preservation of the environment, contaminants, wastes or chemicals or toxic, radioactive, ignitable, corrosive, reactive or otherwise Hazardous Substances, wastes or materials, and the release of materials into the environment.

                           (c) For  purposes of this  Section  3.14,  "Hazardous
Substances" means any pollutant, contaminant, waste or chemical or any toxic, radioactive, corrosive, reactive, or otherwise hazardous substance, waste or material, or any substance having any constituent elements displaying any of the foregoing characteristics, including, without limitation, petroleum, its derivatives, byproducts, and other hydrocarbons, or. any substance, waste or material regulated under any Environmental Laws.

                  SECTION 3.15  MATERIAL CONTRACTS.

                           (a)  Except  as set  forth on  Schedule  3.15 or with
respect to agreements filed as exhibits to the Company SEC Documents (the "SEC-Filed Agreements"), neither the Company nor any Subsidiary is a party to any (i) (A) employment, severance, personal services or consulting contract ("Personal Service Contract") which requires payments in any twelve-month period in excess of $100,000 and may not be canceled without penalty on notice to the other party of less than six months, or

(B) non-competition contract or (C) other contract requiring the Company to indemnify an employee, director or officer of the Company or a Subsidiary (including, without limitation, any contract to which the Company or any of its Subsidiaries is a party involving Employees but excluding any Personal Service Contract); (ii) licensing, merchandising, product design or development or distribution agreement; (iii) contract granting a right of first refusal or first negotiation; (iv) partnership or joint venture agreement; (v) agreement for the acquisition, sale or lease of material properties or assets of the Company (by merger, purchase or sale of assets or stock or otherwise) entered into since July 1, 1997, excluding any agreements for the purchase and sale of franchises of the Company or its Subsidiaries; (vi) contract or agreement with any Governmental Entity; (vii) loan or credit agreement, mortgage, indenture or other agreement or instrument (other than leases entered into the ordinary cause of business) evidencing indebtedness for borrowed money by the Company or any of its Subsidiaries or any such agreement pursuant to which indebtedness for borrowed money may be incurred; (viii) agreement that purports to limit, curtail or restrict the ability of the Company or any of its Subsidiaries to compete in any geographic area or line of business (excluding any contracts granting franchises by the Company or its Subsidiaries which are listed on Schedule 3.20(b) (the "Franchise Agreements")); (ix) contract or agreement that would be required to be filed as an exhibit to a Form 10-K filed by the Company with the SEC on the date hereof; (x) manufacturing or distributorship agreement; or (xi) commitment or agreement to enter into any of the foregoing; in each of the cases described in (ii), (v), (x) or, to the extent relating to such clauses, (xi) above where such agreement or contract requires payments in any twelve month period in excess of $250,000 and may not be canceled without penalty on notice to the other party of less than six (6) months (and in all cases excluding any agreement or contract entered into in the ordinary course of business in connection with purchases of food or related products or advertising services or products, including without limitation, media purchases) (together with the Franchise Agreements and the SEC-Filed Agreements, the "Material Contracts")).

                           (b) To the knowledge of the Company,  (i) each of the
Material Contracts constitutes the valid and legally binding obligation of the Company or its Subsidiaries, as applicable, enforceable in accordance with its terms, and is in full force and effect, (ii) there is no material default under any Material Contract so listed either by the Company or by any other party thereto, and (iii) no event has occurred that with the lapse of time or the giving of notice or both would constitute a material default thereunder by the Company or any other party. No party to any such Material Contract has given written notice to the Company of or made a claim in writing against the Company with respect to any material breach or material default thereunder.

                  SECTION 3.16  INTELLECTUAL PROPERTY.

                           (a) The Company and its  Subsidiaries  own,  free and
clear of any Liens, or have the valid and enforceable right to use, the Intellectual Property (as defined in Section 3.16(d) below) currently used in the conduct of their businesses as currently conducted, with such exceptions that would not, or would not reasonably be expected to, individually or in the aggregate, cause a material adverse effect on the Company and its Subsidiaries, taken as a whole ("Company Intellectual Property").

                           (b)  Except as set  forth in  Schedule  3.16,  to the
knowledge of the Company: (i) the Material Intellectual Property (as defined in Section 3.16(d) below) is registered or applications have been filed in the jurisdictions set forth on Schedule 3.16, the registrations are subsisting and unexpired, and the registrations and applications are free of all Liens and have not been abandoned in the jurisdiction set forth on such Schedule 3.16; (ii) no judgment, decree, injunction, rule or order has been rendered by any Governmental Entity which would limit, cancel or question the validity of, or the Company's or its Subsidiaries' rights in and to, the Material Intellectual Property in the United States (including its territories and possessions), Canada, Australia, and New Zealand; (iii) the Company has not received any written notice of any claims by any person that the Company or Company Intellectual Property has infringed or is infringing the rights of any third party in any Intellectual Property; and (iv) neither the Company nor any of its Subsidiaries has received written notice of any pending or threatened suit, action or adversarial proceeding that seeks to limit, cancel or question the validity of, or the Company's or any such Subsidiary's rights in and to, the Material Intellectual Property in the United States (including its territories and possessions), Canada, Australia, and New Zealand.

                           (c) The  consummation  of the  Merger  and the  other
Transactions will not result in a the loss by the Company or its Subsidiaries of any rights to the Company Intellectual Property.

                           (d) "Material  Intellectual  Property" shall have the
meaning set forth on Schedule 3.16. "Intellectual Property" shall mean all rights, privileges and priorities provided under federal, state and foreign law relating to intellectual property, including, without limitation, all (x)(1) inventions, discoveries, processes, formulae, designs, methods, techniques, procedures, concepts, developments, technology, new and useful improvements thereof and know-how relating thereto, whether or not patented or eligible for patent protection; (2) copyrights and copyrightable works, including computer applications, programs, software, databases and related items; (3) trademarks (registered or unregistered), service marks, trade names, trade dress, corporate names, domain names and all common-law rights relating thereto; (4) trade secrets and other confidential information; (y) registrations, applications and recordings for any of the foregoing; and (z) licenses or other similar agreements granting the rights to use any of the foregoing, as well as all goodwill symbolized by any of the foregoing.

                  SECTION 3.17 VOTING REQUIREMENTS. The affirmative vote of the holders of a majority of the outstanding shares of the Company Common Stock at the Special Meeting is the only vote of the holders of any class or series of the Company's capital stock necessary to approve and adopt this Agreement and the Transactions.

                  SECTION 3.18 STATE TAKEOVER STATUTES. The Company Board has approved this Agreement and the consummation of the Transactions and such approval constitutes approval of the Merger and the other Transactions by the Company Board under the provisions of Section 203 of the DGCL such that Section 203 does not apply to the Merger and the other Transactions.

                  SECTION 3.19 RELATED PARTY TRANSACTIONS. Except for those arrangements, agreements and contracts set forth on Schedule 3.19 or described in the Company SEC Documents, there are no written arrangements, agreements and contracts currently in effect entered into by the Company or any of its Subsidiaries with any person who is an executive officer, director or affiliate of the Company or any of its Subsidiaries, or any entity of which any of the foregoing is an affiliate, other than those arrangements, agreements and understandings which (i) are terminable by the Company upon no more than 30 days' prior notice without payment of any premium or penalty or (ii) would not, individually or in the aggregate, reasonably be expected to create or result in a liability to the Company in excess of $60,000.

                  SECTION 3.20.  RELATIONSHIPS WITH FRANCHISEES.

                           (a)  Except as set  forth on  Schedule  3.20(a),  the
consummation of the Transactions will not give any franchisee the right to terminate its relationship with the Company or any of its Subsidiaries or reduce the amount of royalties payable by such franchisee to the Company or any of its Subsidiaries.

                           (b) Schedule  3.20(b)  contains a true,  complete and
accurate list of all franchisees of the Company and its Subsidiaries ("Company Franchisees") as of the date hereof and the states or other jurisdictions in which such franchisees are located and a true and accurate list of the Franchise Agreements.

                           (c)  Schedule  3.20(c) sets forth a true and complete
list of (i) all states and countries in which the Company Franchisees are located and in which the Company or its Subsidiaries have received an official written notice from the appropriate state officials that the offer to sell and the sale of their franchises are exempt from the registration provisions of such jurisdiction's franchise registration law; and (ii) all other states in which the Company Franchises are located and in which the Company and its Subsidiaries have offered to sell or have sold their franchises based upon a claimed exemption from the registration provisions of such state's applicable franchise registration laws. True and correct copies of all written notices of registrations and all written notices of exemption, as described in clauses (a) and (b) above, have been furnished to the Parent, and such registration and exemption notices are in full force and effect as of the date hereof except as set forth in Schedule 3.20; in each case, except as would not, and would not reasonably be expected to, cause a material adverse effect in the Company and its Subsidiaries, taken as a whole.

                           (d) The Company has  delivered to the Parent true and
correct copies of the Company's Uniform Franchise Offering Circulars ("UFOCs"), which are currently being used in connection with the offers to sell and the sales of its franchises. The UFOCs currently used by the Company and its Subsidiaries (i) comply in all material respects with all applicable federal, state and foreign laws and regulations pertaining to offers to sell and the sale of franchises in jurisdictions in which they are being used, including, without limitation, in the United States, the Uniform Franchise Offering Circular Guidelines adopted by the North American Securities Administrators Association on April 25, 1993 and approved by the Federal Trade Commission on December 30, 1993 ("FTC") as an alternative to the FTC disclosure statement; and (ii) do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; in all cases, except where any failure to comply or an untrue statement or omission would not, or would not reasonably be expected to, cause a material adverse effect on the Company and its Subsidiaries, taken as a whole.

                  SECTION 3.21 QUASI-CORPORATION REQUIREMENTS. The Company does not meet the requirements set forth in Section 2115(a) of the California Corporations Code (the "California Code") and is not subject to the provisions of the California Code identified in Section 2115(b) thereof.

                  SECTION 3.22 INSURANCE. Schedule 3.22 sets forth a true and complete list of directors and officers liability ("D&O Insurance") and general liability insurance policies maintained by the Company or any of its Subsidiaries (including the providers of such insurance policies) and all claims made under such policies since July 1, 1999 other than claims made under workers compensation policies resulting in any payment by such insurance company in an amount greater than $50,000 for such claims or for all claims arising out of the same or similar incidents (in all cases including all outstanding claims as of the date hereof seeking payment in excess of $50,000 and the status thereof). All such insurance policies are in full force and effect, all premiums due and payable thereunder have been paid; and none of the Company or any of its Subsidiaries is in material default thereunder.

                  SECTION 3.23 INFORMATION IN PROXY STATEMENT. The Proxy Statement shall not at the date it is filed with the SEC, at any time that it is amended or supplemented, at the time it is first mailed to stockholders and at the time of the meeting of stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading , except that no representation or warranty is made by the Company with respect to information that Parent or the Purchaser supplied to the Company for inclusion therein or for incorporation by reference therein.

                  SECTION 3.24 OPINION OF FINANCIAL ADVISOR. The Company Board and the Special Committee have received the opinion of Houlihan Lokey Howard & Zukin ("Houlihan"), dated the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair from a financial point of view to holders of Shares (other than Craig Enterprises, Inc. ("CEI") and its affiliates and Parent and its affiliates), a signed copy of which opinion has been or will promptly be delivered to Parent.

                  SECTION 3.25 BROKERS. Except for Houlihan and Koffler & Company, whose fees and expenses shall be paid by the Company in accordance with the Company's agreement with such firm, no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in

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connection with the Transactions based upon arrangements made by or on behalf of the Company. A true and correct copy of the agreements between the Company and each of Houlihan and Koffler & Company have been delivered to Parent.

                                   ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF
                            PARENT AND THE PURCHASER

                  Parent and the Purchaser jointly and severally represent and warrant to and agree with the Company as follows:

                  SECTION 4.1 ORGANIZATION. Each of Parent and the Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate or other power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power or authority would not, and would not reasonably be expected to, have a material adverse effect on Parent, the Purchaser and Parent's other Subsidiaries, taken as a whole. Parent and each of its Subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not, and would not reasonably be expected to, in the aggregate, have a material adverse effect on Parent and its Subsidiaries, taken as a whole. Parent and the Purchaser have heretofore delivered to the Company accurate and complete copies of the certificate of incorporation and by-laws (or other similar organizational and governing documents), as currently in effect, of Parent and the Purchaser.

                  SECTION 4.2 AUTHORIZATION; VALIDITY OF AGREEMENT; NECESSARY ACTION. Each of Parent and the Purchaser has full corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the Transactions. The execution, delivery and performance by Parent and the Purchaser of this Agreement and the consummation of the Transactions have been duly authorized by their respective Boards of Directors and by Parent as the sole stockholder of the Purchaser and no other corporate action on the part of Parent and the Purchaser is necessary to authorize the execution and delivery by Parent and the Purchaser of this Agreement and the consummation by them of the Transactions. This Agreement has been duly executed and delivered by Parent and the Purchaser, as the case may be, and, assuming due and valid authorization, execution and delivery hereof by the Company, is a valid and binding obligation of each of Parent and the Purchaser, as the case may be, enforceable against them in accordance with its respective terms, except that
(i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific perfor-mance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  SECTION 4.3 CONSENTS AND APPROVALS; NO VIOLATIONS. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the HSR Act, state or foreign laws relating to takeovers, state securities or blue sky laws and the DGCL, neither the execution, delivery or performance of this Agreement by Parent and the Purchaser nor the consummation by Parent and the Purchaser of the Transactions nor compliance by Parent and the Purchaser with any of the provisions hereof (i) shall conflict with or result in any breach of any provision of the respective certificate of incorporation or by-laws or similar organizational documents of Parent, any of its Subsidiaries or the Purchaser,
(ii) require on the part of Parent or the Purchaser any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or loss of benefit or creation of any Lien) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent, any of its Subsidiaries or the Purchaser is a party or by which any of them or any of their properties or assets may be bound or (iv) violate any judgment order, writ, injunction, decree, statute, rule or regulation applicable to Parent, any of its Subsidiaries or the Purchaser or any of their properties or assets, excluding from the foregoing clauses (ii), (iii) or (iv) where the failure to obtain such permits, authorizations, consents or approvals or to make such filings, or the existence of such violations, breaches or defaults, would not, and would not reasonably be expected to, individually or in the aggregate, cause a material adverse effect on Parent, its Subsidiaries or the Purchaser taken as a whole and would not materially impair or delay the ability of Parent or the Purchaser to consummate the Transactions.

                  SECTION 4.4 INFORMATION IN PROXY STATEMENT. None of the information supplied by Parent or the Purchaser for inclusion or incorporation by reference in the Proxy Statement shall, at the date it is filed with the SEC, at any time it is amended or supplemented, at the time it is first mailed to stockholders and at the time of the meeting of stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                  SECTION 4.5 FINANCING. (a) Third-Party Commitment Letters. Parent has delivered to the Company a true and complete executed commitment letter dated as of December 28, 2001 from Ableco Finance LLC (the "Senior Lender") pursuant to which the Senior Lender has committed to provide senior debt financing (the "Senior Financing") to Parent on the terms and subject to the conditions set forth in such commitment letter pursuant to which the Senior Lender's financing commitment expires on May 31, 2002 (the "Senior Commitment Letter").

                  (b) Parent and Purchaser Financing Commitments. Parent has delivered to the Company (i) true and complete commitment letters from ACI Capital Co., Inc. ("ACI") and Deutsche Bank Capital Partners ("DBCP") (the "Purchaser Lenders") pursuant to which the Purchaser Lenders have committed to provide subordinated debt financing (the "Purchaser Debt Financing") to Purchaser on the terms and subject to the conditions set forth in such commitment letters (the "Purchaser Debt Commitment Letters") and (ii) true and complete commitment letters from ACI and DBCP (the "Parent Equity Investors", and together with the Senior Lender, and the Purchaser Lenders, the "Financing Sources" and, each, a "Financing Source") pursuant to which the Parent Equity Investors have committed to provide equity financing (the "Parent Equity Financing", and together with the Senior Financing and the Purchaser Debt Financing, the "Financings", and, each a "Financing") to Parent on the terms and subject to the conditions set forth in such commitment letters (the "Parent Equity Commitment Letters", and, together with the Senior Commitment Letter and the Purchaser Debt Commitment Letters, the "Commitment Letters", and, each a "Commitment Letter"). In addition, Parent has delivered to the Company a true and complete commitment letter from SJF pursuant to which SJF has agreed to contribute Shares to the Parent on the terms and subject to the conditions set forth in such commitment letter.

                  (c) Financing Sources Generally. The obligations of the Financing Sources to consummate the Financings are not subject to any condition other than set forth in the applicable Commitment Letter. Parent is not aware of any facts or circumstances that would cause Parent or the Financing Sources to be unable to consummate the Financings in accordance with the terms of the Commitment Letters. Parent agrees to promptly notify the Company if at any time prior to the Effective Date it no longer believes in good faith that it will be able to consummate the Financings on substantially the terms described in the Commitment Letters. As of the date hereof, each of the Commitment Letters is in full force and effect and has not been amended in any material respect. To the knowledge of Parent and the Purchaser, the Financings will be sufficient to consummate the Merger and to pay all fees and expenses related to any of the foregoing. The financing and other fees that are due and payable under the Commitment Letters have been paid in full.

                  SECTION 4.6 SHARE OWNERSHIP. None of Parent, the Purchaser or any of their respective affiliates or "associates" (as such term is defined under Rule 12b-2 under the Exchange Act) beneficially own any Shares, other than, if applicable, SJF or any affiliate thereof.

                  SECTION 4.7 PARENT AND THE PURCHASER'S OPERATIONS. Parent and the Purchaser were formed solely for the purpose of engaging in the transactions contemplated hereby and have not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby.

                  SECTION 4.8 INVESTIGATION BY PARENT AND THE PURCHASER. Parent and the Purchaser have conducted their own independent review and analysis of the businesses, assets, condition, operations and prospects of the Company and its Subsidiaries. In entering into this Agreement, Parent and the Purchaser have relied solely upon their own investigation and analysis and upon the representations, warranties, comments and agreements of the Company set forth in this Agreement, and Parent and the Purchaser:

                  (a) acknowledge that, other than as set forth in this Agreement, none of the Company, its Subsidiaries or any of their respective directors, officers, employees, affiliates, agents or representatives (including without limitation Koffler & Company) makes any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information provided or made available to Parent or the Purchaser or their agents or representatives; and

                  (b) agrees, to the fullest extent permitted by law that except for the liability of the Company in accordance with the terms of this Agreement for the representations and warranties of the Company included in this Agreement and except with respect to fraud, that none of the Company, its Subsidiaries or any of their respective directors, officers, employees, stockholders, affiliates, agents or representatives (including without limitation Koffler & Company) shall have any liability or responsibility whatsoever to Parent or the Purchaser on any basis (including without limitation in contract, tort or otherwise) based upon any information provided or made available, or statements made, to Parent or the Purchaser. Notwithstanding anything to the contrary contained in this Agreement, no investigation of the Company by the Purchaser or its representatives or advisors prior to or after the date of this Agreement shall diminish, obviate or cure any of the representations or warranties of the Company contained in this Agreement.

                  SECTION 4.9 BROKERS. Except as set forth on Schedule 4.9, no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or the Purchaser.

                                    ARTICLE V

                                    COVENANTS

                  SECTION 5.1 INTERIM OPERATIONS OF THE COMPANY. The Company covenants and agrees that, except (i) as expressly permitted by this Agreement,
(ii) as disclosed in any of the Schedules, or (iii) as agreed in writing by Parent, after the date hereof, and prior to the Effective Time:

                           (a) the business of the Company and its  Subsidiaries
shall be conducted in the ordinary course of business consistent with past practice and in compliance in all material respects with all applicable laws and regulations and the Company shall use its reasonable best efforts to preserve intact their current business organizations, to keep available the services of their current officers and other key employees and to preserve their relationships with those persons having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time;

                           (b) the Company  shall not,  directly or  indirectly,
(i) sell, transfer or pledge or agree to sell, transfer or pledge any Company Common Stock or capital stock of any of its Subsidiaries beneficially owned by it, either directly or indirectly other than pursuant to the exercise of Options outstanding on the date hereof and disclosed on Schedule 3.2 or Options received by non-employee directors after the date hereof pursuant to the third sentence of Section 6(a) of the Option Plan; (ii) amend its Certificate of Incorporation or By-laws or similar organizational documents; or (iii) split, combine or re-classify the outstanding Company Common Stock or any outstanding capital stock of any of the Subsidiaries of the Company;

                           (c) neither  the Company nor any of its  Subsidiaries
shall: (i) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock other than dividends from a wholly-owned Subsidiary to another Subsidiary or to the Company; (ii) issue, sell, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class of the Company or its Subsidiaries, other than shares of Company Common Stock issued pursuant to the exercise of Options outstanding on the date hereof and disclosed on Schedule 3.2 or Options received by non-employee directors after the date hereof pursuant to the third sentence of Section 6(a) of the Option Plan; (iii) transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber any material assets or properties with an aggregate value exceeding $500,000; (iv) incur or modify any material indebtedness or other material liability, in an amount exceeding $2,000,000, provided that the Company may borrow money for use in the ordinary and usual course of business; (v) acquire or agree to acquire by merger or consolidation, or purchase a substantial portion of the stock or assets of, any business or any Person; or (vi) redeem, purchase or otherwise acquire directly or indirectly any of its capital stock;

                           (d) neither  the Company nor any of its  Subsidiaries
shall (i) enter into any contract or agreement that if in existence as of the date hereof would constitute a Material Contract, other than in the ordinary course of business consistent with past practice; (ii) enter into any contract, agreement, commitment or arrangement providing for, or amend any contract, agreement, commitment or arrangement to provide for, the taking of any action that would be prohibited hereunder; (iii) modify, amend or terminate the Name Agreement or any of its Material Contracts or, except in the ordinary course of business and consistent with past practice, waive, release or assign any material rights or claims (absolute, accrued, asserted or unasserted, contingent or otherwise) in a manner materially adverse to the Company or Subsidiary party thereto; (iv) pay, discharge or satisfy any claim, liability or obligation exceeding $250,000 (absolute, accrued, asserted or unasserted, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the consolidated financial statements of the Company and its Subsidiaries or incurred in the ordinary course of business; or (v) waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Company or any of its Subsidiaries is a party, provided, however, that the Company may enter into a lease in connection with the relocation (to a location within a fifty mile radius of the present location) of its headquarters (the "Headquarters Lease") on such terms and provisions as the Company shall determine provided that the annual lease rental payable to the landlord under such lease does not exceed one million five hundred thousand dollars ($1,500,000) (excluding the effect of common area maintenance charges, operating expense pass-throughs, or similar charges, including, without limitation, insurance, tax and other costs required to be paid by the Company and excluding the effect of any rental increases based upon a "cpi" factor or percentage increase in lieu thereof). The Company will keep Parent reasonably apprised of its relocation efforts and of the proposed terms of any such lease, and will consult in good faith with Parent with respect thereto;

                           (e) neither  the Company nor any of its  Subsidiaries
shall permit any material insurance policy naming it as a beneficiary or a loss payable payee to be cancelled or terminated without notice to Parent, except in the ordinary course of business and consistent with past practice;

                           (f) neither  the Company nor any of its  Subsidiaries
shall: (i) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person other than a Subsidiary, or in the case of a Subsidiary, the Company or a Subsidiary, except in the ordinary course of business consistent with past practice; or (ii) make any loans, advances or capital contributions to, or investments in, any other Person (other than to Subsidiaries of the Company), other than in the ordinary course of business consistent with past practice;

                           (g) neither  the Company nor any of its  Subsidiaries
shall materially change any of the accounting policies or procedures used by it unless required by GAAP or applicable law;

                           (h) neither  the Company nor any of its  Subsidiaries
shall adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than the Merger);

                           (i) except as permitted hereunder neither the Company
nor any of its Subsidiaries shall take, or agree to commit to take, any action that would make any representation or warranty of the Company contained herein inaccurate in any material respect at, or as of any time prior to, the Effective Time (except for representations made as of a specific date) or would be reasonably likely to result in any of the conditions to the Merger set forth in Article VI not being satisfied, or that would materially impair the ability of the Company, Parent, the Purchaser or the holders of the Shares to consummate the Merger in accordance with the terms hereof or materially delay such consummation;

                           (j) neither  the Company nor any of its  Subsidiaries
shall make, or commit to make, any capital expenditure or expenditures which (1) exceed $1,000,000 in the aggregate excluding capital expenditures pursuant to
(2) or (3) below; (2) exceed $1,000,000 in the aggregate in connection with any refurbishment of any Company-owned centres; and (3) exceed One Hundred Fifty Thousand Dollars ($150,000) in the aggregate in connection with the leasehold improvements relating to the Headquarters Lease and the written consent of Parent, which shall not be unreasonably withheld, shall be required for any capital expenditures in connection with the Headquarters Lease which exceed One Hundred Fifty Thousand Dollars ($150,000);

                           (k) neither  the Company nor any of its  Subsidiaries
shall make or revoke any Tax election, or change (or make a request to any taxing authority to change) its Tax accounting methods, policies, practice or procedures, except in each case as required by GAAP or shall settle or compromise any Tax liability where the payment required by the Company or its Subsidiaries to compromise or settle such amount exceeds $100,000, in any case other than settlements or compromises of the matters disclosed on Schedule 3.12;

                           (l) (i)  establish  any new  compensation  or benefit
plan or arrangement which would require payments in excess of $100,000 in any twelve- month period, or (ii) enter into any employment, consulting, retention, termination, severance or change in control agreement with an executive officer where liability could exceed $100,000;

                           (m) neither  the Company nor any of its  Subsidiaries
shall revalue in any material respect any of its assets, including, without limitation, writing down the value of inventory or writing-off notes or accounts receivable other than in the ordinary and usual course of business consistent with past practice or as required by GAAP;

                           (n) neither  the Company nor any of its  Subsidiaries
shall settle or compromise any pending or threatened suit, action or claim relating to the transactions contemplated hereby without Parent's prior written consent which will not be unreasonably withheld where the aggregate amount paid by the Company in settlement (including, without limitation, by funding the retention amount under the applicable insurance policy) and all expenses incurred in connection with all such suits, actions or claims would not exceed five hundred thousand dollars ($500,000) and the Company, Parent and Purchaser and their affiliates are released as part of such settlement, or any other suit, action or claim which would require a payment by the Company or a Subsidiary in excess of $300,000 in the case of claims arising out of or in connection with the employment of the claimant or $100,000 in all other cases or would result in an agreement or covenant by the Company or Subsidiaries which would, or would reasonably be expected to, have a material adverse effect on the Company and its Subsidiaries, taken as a whole;

                           (o) neither  the Company nor any of its  Subsidiaries
shall enter into any agreement or arrangement that limits or otherwise restricts the Company or any of its Subsidiaries or any successor thereto or that could, after the Effective Time, limit or restrict the Surviving Corporation and its affiliates (including Parent) or any successor thereto, from engaging or competing in any line of business or in any geographic area other than agreements pursuant to which the Company or a Subsidiary grants franchises to operate weight loss centres;

                           (p) neither  the Company nor any of its  Subsidiaries
shall make any change to, or amend in any way, the employment contracts, salaries or other compensation of any officer, director, employee, agent, or other similar representative of the Company or any of its Subsidiaries whose annual compensation exceeds $100,000 or, in the case of directors, $25,000, other than changes or amendments that (i) are made in the ordinary course of business and consistent with past practice, (ii) do not and will not result in increases of more than 10% in the salary of any such Person, and (iii) do not and will not exceed, in the aggregate, the lesser of (A) 5% of the total salaries, wages and other compensation of all Employees whose annual compensation exceeds $100,000, taken as a whole or (B) $75,000 in the aggregate; provided that in no event shall there be any increase in compensation for any of the individuals listed on Schedule 5.1(a);

                           (q) neither  the Company nor any of its  Subsidiaries
shall amend, alter, or terminate partially or completely, any Benefit Plan relating to or affecting any Employee where the incremental additional cost to the Company or any Subsidiary of any such action would exceed $100,000 in the twelve-month period following the taking of such action;

                           (r) neither  the Company nor any of its  Subsidiaries
shall (i) enter into any labor or collective bargaining agreement, (ii) amend, alter or terminate any collective bargaining agreement to which it is a party in any manner that would, or would reasonably be expected to, have a material adverse effect on the Company and its Subsidiaries, taken as a whole; and

                           (s) neither  the Company nor any of its  Subsidiaries
shall authorize or enter into an agreement to do any of the foregoing.

                  SECTION 5.2 ACCESS TO INFORMATION. Upon reasonable written notice, the Company shall (and shall cause each of its Subsidiaries to) afford to the officers, employees, accountants, counsel, financing sources and other representatives of Parent, access, during normal business hours, to all its properties, books, contracts, commitments and records and, during such period, the Company shall (and shall cause each of its Subsidiaries to) furnish promptly to Parent (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and (b) all other information concerning its business, properties and personnel as Parent may reasonably request. Unless otherwise required by law, Parent shall hold any such information which is nonpublic in confidence in accordance with the provisions of the Confidentiality Agreement between the Company and Parent, dated June 14, 2001 (the "Confidentiality Agreement").

                  SECTION 5.3 CONSENTS AND APPROVALS. Each of the Company, Parent and the Purchaser shall take all actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to this Agreement and the transactions contemplated hereby (which actions shall include, without limitation, furnishing all information required under the HSR Act and in connection with approvals of or filings with any other Governmental Entity) and shall promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries or affiliates in connection with this Agreement and the Transactions. Each of the Company, on the one hand, and Parent and the Purchaser, on the other hand, shall, and shall cause its Subsidiaries to, take all actions necessary to obtain (and shall cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party required to be obtained or made by such party, or any of their respective Subsidiaries, in connection with the Merger or the taking of any action contemplated thereby or by this Agreement.

                  SECTION 5.4 NO ACTIONS BY PARENT OR PURCHASER. Except as permitted hereunder, neither the Parent nor the Purchaser shall take or agree to commit to take any action that would be reasonably likely to result in any of the conditions to the Merger set forth in Article VI not being satisfied, or that would materially impair the ability of the Company, Parent, the Purchaser or the holders of the Shares to consummate the Merger in accordance with the terms hereof or materially delay such consummation.

                  SECTION 5.5  NO SOLICITATION.

                           (a) The Company and its Subsidiaries shall
immediately cease and shall instruct and use their best efforts to cause each of their respective affiliates, directors, officers, employees, agents and representatives (including without limitation any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its Subsidiaries) to immediately cease any discussions or negotiations with any other parties that may be ongoing with respect to any Acquisition Proposal (as defined below). The Company and its Subsidiaries shall not, and shall instruct and use their best efforts to cause their respective officers, directors, employees and investment bankers, attorneys or other agents retained by or acting on behalf of the Company or any of its Subsidiaries not to, (i) initiate, solicit or encourage, directly or indirectly, any inquiries, any expressions of interest or the making of any proposal that constitutes or is reasonably likely to lead to any Acquisition Proposal, (ii) except as permitted below, engage in negotiations or discussions with, or furnish any information, data or assistance to any third party relating to an Acquisition Proposal, or (iii) except as permitted below, enter into any agreement with respect to any Acquisition Proposal or approve any Acquisition Proposal.

                           (b) Notwithstanding anything to the contrary
contained in this Agreement, the Company and the Company Board and any committee thereof (i) provided the Company has complied with its obligations under Section
5.5 (including Section 5.5(g)) may participate in discussions or negotiations (including, as a part thereof, making any counterproposal) with or furnish information (provided that such information has been previously delivered to Parent and Parent is notified of any such information so furnished) to any third party making an unsolicited Acquisition Proposal after the date hereof and prior to the 7.1(c)(i) Expiration Date (as defined below) (a "Potential Acquiror") if the Company Board or the Special Committee determines (A) in good faith that such Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal (as defined below) and (B) in good faith, after consultation with its outside legal counsel, that the failure to participate in such discussions or negotiations or to furnish such information would be inconsistent with the Board's or committee's fiduciary duties under applicable law, and (ii) shall be permitted to take and disclose to the Company's stockholders a position with respect to any tender or exchange offer by a third party, or amend or withdraw such position, pursuant to Rules 14d-9 and 14e-2 of the Exchange Act. In the event the Company is participating in discussions or negotiations with a Potential Acquiror in accordance with the terms of this Section 5.5, the Potential Acquiror shall be permitted access to and the right to negotiate with Sidney Craig and Jenny Craig and their affiliates. Prior to entering into negotiations with a Potential Acquiror, the Company shall enter into a confidentiality agreement with the Potential

Acquiror containing provisions not less favorable in any material respect to the Company than the provisions of the Confidentiality Agreement.

                           (c) Except as permitted by this Section 5.5,  neither
the Company Board nor any committee thereof will (i) approve, recommend or propose publicly to approve or recommend, any Acquisition Proposal or (ii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal. Notwithstanding the foregoing, in the event that the Company Board or a committee thereof determines (i) in good faith, after consultation with its outside legal counsel, that a failure to withdraw or modify its recommendation would be inconsistent with the Board's or committee's fiduciary duties under applicable law and (ii) that the pending Acquisition Proposal is a Superior Proposal, the Company Board may (x) withdraw or adversely modify its approval or recommendation of the Transactions, (y) approve or recommend such Superior Proposal or (z) terminate this Agreement in accordance with Section 7.1(c)(i).

                           (d)  For  purposes  of this  Agreement,  "Acquisition
Proposal" shall mean any inquiry, offer or proposal, whether in writing or otherwise, made by a third party who is not an affiliate of Sidney Craig or Jenny Craig (i) to acquire (including by way of lease, exchange, sale, mortgage, pledge or otherwise, in a single transaction or series of related transactions) the Company or any of its material Subsidiaries, (ii) to acquire 20% or more of the equity interest in, the Company or its material Subsidiaries, or (iii) with respect to a merger, consolidation or other business combination, sale of shares of capital stock, sale of assets, tender offer or exchange offer or liquidation or dissolution or similar transaction involving the Company or its material Subsidiaries (other than the transactions contemplated by this Agreement).

                           (e) The term "Superior  Proposal" means any bona fide
proposal to acquire, directly or indirectly, more than a majority of the Shares then outstanding or all or substantially all the assets of the Company, and otherwise on terms which the Company Board, having considered and subsequent to the recommendation of the Special Committee, determines in good faith to be more favorable to the Company's stockholders than the Merger (after receipt of advice from its financial advisor), for which financing, to the extent required, is then committed.

                           (f) In addition to the obligations of the Company set
forth in this Section 5.5, the Company shall promptly and in any event within 24 hours advise Parent orally and in writing of any Acquisition Proposal or request for information relating to the

Company or any of its Subsidiaries, or for access to the properties, books or records of the Company or any of its Subsidiaries by any person that is considering making, or has made, an Acquisition Proposal and shall keep Parent informed, on a prompt basis of the status and material terms thereof and, if in writing, promptly deliver or cause to be delivered to Parent a copy of such inquiry or proposal.

                           (g) The  Company  covenants  and agrees  that it will
take all reasonable actions in respect of enforcement of the provisions of any confidentiality and standstill provisions contained in agreements to which the Company is a party or to which the Company is subject; provided however, that notwithstanding anything to the contrary in this Agreement, if requested by a third party, the Company may waive, to the extent provided below, any standstill or similar provision in favor of the Company in any agreement with such third party if the Company Board subsequent to the recommendation of the Special Committee reasonably believes that there is a reasonable likelihood that such third party will submit an Acquisition Proposal that could constitute a Superior Proposal (any such waiver to be limited to permitting such third party to make such Acquisition Proposal on a confidential basis to the Company Board), and any such waiver shall not be construed as a breach of this Section 5.5.

                           (h) The parties hereto  acknowledge and agree that in
connection with an Acquisition Proposal the Company may engage Houlihan to provide additional services for such reasonable and customary additional fees as Houlihan and the Company shall agree.

                  SECTION 5.6 PUBLICITY. The initial press release with respect to the execution of this Agreement shall be a joint press release reasonably acceptable to Parent and the Company. Thereafter, so long as this Agreement is in effect, neither the Company, Parent nor any of their respective affiliates shall issue or cause the publication of any press release or other announcement with respect to the Merger, this Agreement or the other Transactions contemplated hereby without the prior consultation of the other party, except as may be required by law or by any listing agreement with a national securities exchange.

                  SECTION 5.7 NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Parent and Parent shall give prompt notice to the Company, of (i) the occurrence, or non-occurrence of any event the occurrence, or non-occurrence of which would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time or (ii) any material failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.7 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                  SECTION 5.8 DIRECTORS' AND OFFICERS' INSURANCE AND INDEMNIFICATION. (a) From and after the Effective Time, Parent and Surviving Corpora tion shall, jointly and severally, indemnify, defend and hold harmless any person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, an officer, director, employee or agent (the "Indemnified Party") of the Company or any of its Subsidiaries against all losses, claims, damages, liabilities, costs and expenses (including attorneys' fees and expenses), judgments, fines, losses, and amounts paid in settlement in connection with any actual or threatened action, suit, claim, proceeding or investigation (each a "Claim") to the extent that any such Claim is based on, or arises out of, (i) the fact that such person is or was a director, officer, employee or agent of the Company or any Subsid iaries or is or was serving at the request of the Company or any of its Subsidiaries as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (ii) this Agreement, or any of the transactions contemplated hereby, in each case to the extent that any such Claim pertains to any matter or fact arising, existing, or occurring prior to or at the Effective Time, regardless of whether such Claim is asserted or claimed prior to, at or after the Effective Time, and, in each case, to the full extent permitted under Delaware law or the Company's Certificate of Incorporation, By-laws or indemnifi cation agreements, if any, in effect at the date hereof, including provisions relating to ad vancement of expenses incurred in the defense of any action or suit. Without limiting the foregoing, in the event any Indemnified Party becomes involved in any capacity in any Claim, at or prior to the Effective Time the Surviving Corporation shall, from time to time, promptly upon any request therefor, advance to such Indemnified Party its legal and other expenses (including the cost of any investigation and preparation incurred in connection therewith), subject to the provision by such Indemnified Party of an undertaking to reimburse the amounts so advanced in the event of a final non-appealable determination by a court of competent jurisdiction that such Indemnified Party is not entitled to indemnification.

                           (b) All rights to indemnification and all limitations
of liability existing in favor of the Indemnified Party as provided under Delaware law or the Company's Certificate of Incorporation, By-laws or indemnification agreements, if any, in effect at the date hereof shall survive the Merger and shall continue in full force and effect, without any amendment thereto, for a period of seven years from the Effective Time; provided that, in the event any Claim or Claims are asserted or made within such seven year period, all rights to indemnification in respect of any such Claim or Claims shall continue until disposition of any and all such Claims; provided further, that any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under Delaware law, the Company's Certificate of Incorporation or By-laws or such agreements, if any, as the case may be, shall be made by independent legal counsel selected by the Indemnified Party and reasonably acceptable to Parent and; provided further, that nothing in this
Section 5.8 shall impair any rights or obligations of any present or former directors or officers of the Company.

                           (c) In the event the Surviving  Corporation or any of
their successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary to effectuate the purposes of this Section 5.8, proper provision shall be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 5.8 and none of the actions described in clauses (i) or (ii) shall be taken until such provision is made.

                           (d) The  Surviving  Corporation  shall  maintain  the
Company's existing D&O policy covering acts or omissions occurring at or prior to the Effective Time for a period of not less than six years after the Effective Date by acquiring within ten (10) days after the Effective Time from the Company's current insurer a Run-Off Policy providing such coverage in accordance with the draft Run-Off Endorsement ("Auto-Seller / Buyer Merger - Premium Preset") which has been provided to Purchaser (the "Tail Policy"). If the Surviving Corporation does not acquire the Tail Policy, the Surviving Corporation will acquire insurance equivalent thereto from insurers of equal or better quality; provided that the Surviving Corporation shall not be required to expend on an annual basis more than 175% of the annual premium paid by the Company for its current premium year (the "Maximum Premium"); and provided further, that if the annual cost of such insurance would exceed the Maximum Premium, the Surviving Corporation shall acquire the maximum level of coverage which can be acquired for the Maximum Premium. The Company represents to the Parent that the annual premium for its current premium year is seven hundred thousand dollars ($700,000).

                  SECTION 5.9 FURTHER ASSURANCES. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Transactions contemplated by this Agreement. If at any time after the

Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, the parties hereto shall take or cause to be taken all such necessary action, including, without limitation, the execution and delivery of such further instruments and documents as may be reasonably requested by the other party for such purposes or otherwise to consummate and make effective the transactions contemplated hereby.

                  SECTION 5.10  REASONABLE BEST EFFORTS.

                           (a)  Subject  to the  terms  and  conditions  of this
Agreement each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable laws to consummate the Merger and the other transactions contemplated by this Agreement as soon as practicable after the date hereof, including without limitation, in the case of Parent and the Purchaser to consummate the Financings. In furtherance and not in limitation of the foregoing, each party hereto agrees to make or cause its applicable affiliate to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable after the date hereof and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable.

                           (b) Each of Parent,  the  Purchaser  and the  Company
shall, in connection with the efforts referenced in this Section 5.10 to obtain all requisite approvals and authorizations for the transactions contemplated by this Merger Agreement under the HSR Act or any other applicable law, use its reasonable best efforts to (A) make all appropriate filings and submissions with any Governmental Entity that may be necessary, proper or advisable under applicable laws in respect of any of the Transactions contemplated by this Agreement, (B) cooperate in all respects with each other in connection with any such filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (C) promptly inform the other party of any communication received by such party from, or given by such party to, the Antitrust Division of the Department of Justice ("DOJ") or any other Governmental Entity and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby (D) and consult with each other in advance of any meeting or conference with the DOJ or any such other Governmental Entity or, in connection with any proceeding by a private party, with any other Person.

                           (c) In case at any time  after  Closing  any  further
action is necessary or desirable to carry out the purposes of this Agreement, the parties to this Agreement (or as applicable, their officers and directors) shall take all such necessary action as may be reasonable in the context thereof. Parent and the Purchaser acknowledge and agree that the Company is not obligated to seek any consents, waivers or approvals with respect to any of the agreements, contracts or instruments listed in the Disclosure Schedules to this Agreement, including, without limitation, the leases and agreements listed in
Schedule 3.4 hereto, and the receipt of any such consent, waiver or approval shall not be a condition to Parent's and Purchaser's obligations hereunder; provided, however, that the Company shall use reasonable efforts to obtain consents, waivers or approvals with respect to the leases and agreements listed on Schedule 3.4 hereto, or any other lease or agreement under which consent is required as a result of the consummation of the transactions contemplated hereby, in each case to the extent requested by the Purchaser in writing.

                  SECTION 5.11  FEES AND EXPENSES.

                           (a) Except as provided in this Section 5.11, all fees
and expenses incurred in connection with the Merger, this Agreement and the Transactions shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

                           (b) In the event that (i) this Agreement is
terminated (A) by the Company pursuant to Section 7.1(c)(i) or (B) by the Parent pursuant to Section 7.1(d)(i)(B) or (C) (or Section 7.1(d)(i)(D) to the extent the resolution takes the action described in Section 7.1(d)(i)(B) or (C)) and
(ii) if the Company is not entitled to terminate this Agreement by reason of
Section 7.1(b)(i), Section 7.1(b)(ii), Section 7.1(c)(ii) or Section 7.1(c)(iii) (a "Termination Fee Event"), then the Company shall pay to the Parent a fee of Four Million Eight Hundred Seventy Five Thousand Dollars ($4,875,000) (the "Termination Fee"). The Termination Fee shall be payable by the Company immediately upon the termination if the Company terminates this Agreement pursuant to Section 7.1(c)(i) and shall be payable by the Company within two (2) business days of either Termination Fee Event described in Section 5.11(b)(i)(B) above, in each case by wire transfer of immediately available funds to the account set forth on Schedule 5.11(b).

                  SECTION 5.12 REPORT ON FORM 8-K. The Company will, within two
(2) business days of execution and delivery hereof, file with the SEC a Report on Form 8-K reporting the execution and delivery of this Agreement and attaching this Agreement and other material Transaction documents as exhibits thereto. Parent will be promptly provided a copy of such report and a reasonable opportunity to comment thereon.

                                   ARTICLE VI

                                   CONDITIONS

                  SECTION 6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions:

                           (a) Stockholder  Approval.  This Agreement shall have
been approved and adopted by the requisite vote of the holders of Company Common Stock;

                           (b) HSR Act.  Any waiting  period  applicable  to the
Merger under the HSR Act shall have expired or been terminated;

                           (c) Statutes;  Consents. (i) No statute, rule, order,
decree or regulation shall have been entered, enacted, promulgated or enforced by any foreign or domestic Governmental Entity or authority of competent jurisdiction which prohibits the consummation of the Merger and (ii) all foreign or domestic governmental consents, orders and approvals required for the consummation of the Merger and the transactions contemplated hereby shall have been obtained and shall be in effect at the Effective Time other than consents, orders or approvals which are individually and in the aggregate, immaterial; and

                           (d) Injunctions. There shall be no order or
preliminary or permanent injunction of a foreign or United States federal or state court or other Governmental Entity of competent jurisdiction in effect precluding, restraining, enjoining or prohibiting consummation of the Merger.

                  SECTION 6.2 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY TO EFFECT THE MERGER. The obligation of the Company to effect the Merger shall be further subject to the satisfaction at or prior to the Effective Time of the following conditions:

                           (a) the  representations and warranties of Parent and
the Purchaser shall be true and accurate in all material respects as of the date hereof, and true and accurate as of the Effective Time as if made at and as of such time (except for those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which need only be true and accurate as of such date or with respect to such period) and except where the failure of such representations and warranties to be so true and accurate (without giving effect to any limitation as to materiality or material adverse effect set forth therein) would not, and would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on Parent), and the Company shall have received a certificate of an executive officer of each of Parent and Purchaser to such effect; and

                           (b)  each of  Parent  and the  Purchaser  shall  have
performed in all material respects all of the respective obligations hereunder required to be performed by Parent or the Purchaser, as the case may be, at or prior to the Effective Time and the Company shall have received a certificate of an executive officer of each of Parent and Purchaser to such effect.

                  SECTION 6.3 CONDITIONS TO THE OBLIGATIONS OF PARENT AND THE PURCHASER TO EFFECT THE MERGER. The obligation of Parent and the Purchaser to effect the Merger shall be further subject to the satisfaction at or prior to the Effective Time of the following conditions:

                           (a) the representations and warranties of the Company
shall be true and accurate in all material respects as of the date hereof, and true and accurate as of the Effective Time as if made at and as of such time (except for those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which need only be true and accurate as of such date or with respect to such period and except where the failure of such representations and warranties to be so true and accurate (without giving effect to any limitation as to materiality or material adverse effect set forth therein) would not, and would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the Company and its Subsidiaries taken as a whole), and Parent and the Purchaser shall have received a certificate of an executive officer of the Company to such effect;

                           (b) the Company shall have  performed in all material
respects all of the obligations hereunder required to be performed by the Company at or prior to the Effective Time and Parent and the Purchaser shall have received a certificate of an executive officer of the Company to such effect;

                           (c) Parent shall have  received the Senior  Financing
for the Transactions on terms substantially as set forth in the Senior Commitment Letter and SJF shall have consummated or be prepared to consummate the transactions set forth in the SJF Commitment Letter.

                                   ARTICLE VII

                                   TERMINATION

                  SECTION 7.1 TERMINATION. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated at any time prior to the Effective Time, whether before or after stockholder approval thereof:

                           (a) By the mutual consent of the Parent and the
Company.

                           (b) By either of the Company or the Parent:

                                    (i) if any Governmental  Entity of competent
jurisdiction shall have issued an order, decree, preliminary or permanent injunction, statute, law, ordinance, regulation or ruling or taken any other action (which order, decree, preliminary or permanent injunction, statute, law, ordinance, regulation, ruling or other action the parties hereto shall use their respective reasonable best efforts to prevent or lift), in each case permanently restraining, enjoining or otherwise prohibiting the Transactions and such order, decree, ruling or other action shall have become final and non-appealable; or

                                    (ii) the Effective Time shall not have
occurred on or prior to May 31, 2002 (the "Expiration Date") provided that if the expiration date and the date by which the Senior Financing must be closed as set forth in the Senior Commitment Letter are extended to a date on or prior to June 30, 2002, the Expiration Date shall be extended to the same date, (provided further that the right to terminate this Agreement under this Section 7.1(b)(ii) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date).

                           (c)  By the Company:

                                    (i)  prior to the  earlier  of (A) 5:00 P.M.
Pacific Time on the first business day at least sixty (60) calendar days after public announcement of the Merger (the "7.1(c)(i) Expiration Date") or (B) receipt of the Required Company Vote, in each case in order to accept a Superior Proposal, if the Company Board shall have immediately thereafter approved, and the Company shall immediately thereafter enter into, a definitive agreement providing for the implementation of a Superior Proposal; provided, however, that
(1) the Company is not then in breach of Section 5.5, (2) the Company has notified the Parent in writing that it is prepared to enter into an agreement with respect to a Superior

Proposal and the material terms thereof, (3) during the three-business day period after the Company's notice contemplated by (2) above, (A) the Company shall have offered to negotiate with (and, if accepted, negotiate with), and shall have caused its respective financial and legal advisors to have offered to negotiate with (and, if accepted, negotiate with) Parent to attempt to make such adjustments in the terms and conditions of this Agreement as would enable the Company to proceed with the Transactions and (B) the Board of Directors of the Company, subsequent to the recommendation of the Special Committee, shall have concluded, after considering the results of such negotiations and the revised proposals made by the Parent, if any, that any Superior Proposal giving rise to the Company's notice continues to be a Superior Proposal, (4) such termination is within ten (10) business days following the three-business day period referred to above and (5) no termination pursuant to this Section 7.1(c)(i) shall be effective unless the Company has made payment of the Termination Fee required by Section 5.11(b) by sending the wire transfer of the Termination Fee to the account set forth on Schedule 5.11(b);

                                    (ii) if a breach by Parent or the  Purchaser
of any representation or warranty contained in Article IV hereof has occurred, which breach, in the aggregate, would give rise to a failure of a condition set forth in Section 6.2(a) and cannot be or has not been cured within thirty (30) days after the giving of written notice to Parent or the Purchaser of such breach;

                                    (iii) if a breach by Parent or the Purchaser
of any of the covenants or agreements contained herein has occurred, which breach, in the aggregate would give rise to a failure of a condition set forth in Section 6.2(b) and cannot be or has not been cured within thirty (30) days after the giving of written notice to Parent or the Purchaser of such breach; or

                                    (iv) a material  adverse effect with respect
to Parent or the Purchaser shall have occurred and be continuing at the time of termination, and cannot be or has not been cured within thirty (30) days after the giving of written notice to Parent or the Purchaser of such occurrence.

                           (d)  By the Parent:

                                    (i) if,  prior to the  Effective  Time,  the
Company Board shall have (A) withdrawn, or modified or changed in a manner adverse to Parent or the Purchaser its approval or recommendation of the Merger,
(B) recommended a Superior Proposal, (C) failed to call the Special Meeting within five (5) days, or failed to hold the Special Meeting within forty-five (45) days, after the date the SEC clears the Proxy Statement for mailing to the Company's stockholders following receipt of an Acquisition Proposal; provided, however, that such 45-day period shall be extended by such period of time as the Company may reasonably require to prepare, file and clear with the SEC, and circulate to stockholders of the Company (and, if required, to adjourn, postpone or reschedule any previously called or established Special Meeting or Special Meeting date), any amendment or supplement to the Proxy Statement that may, in the reasonable judgment of the Company, after consultation with its outside counsel, be required under applicable law, including, without limitation, the Exchange Act and the DGCL; or (D) resolved to do any of the foregoing; or

                                    (ii)  if a  breach  by  the  Company  of any
representation or warranty contained in Article III has occurred, which breach, in the aggregate, would give rise to a failure of a condition set forth in
Section 6.3(a) and cannot be or has not been cured within thirty (30) days after the giving of written notice to the Company of such breach;

                                    (iii) if a breach by the  Company  of any of
the covenants or agreements contained herein has occurred, which breach, in the aggregate would give rise to a failure of a condition set forth in Section 6.3(b) and cannot be or has not been cured within thirty (30) days after the giving of written notice to the Company of such breach; or

                                    (iv)  if  a  material  adverse  effect  with
respect to the Company shall have occurred since the date hereof and be continuing at the time of termination, and cannot be or has not been cured within thirty (30) days after the giving of written notice to the Company of such occurrence.

                  SECTION 7.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement by either the Company, Parent or the Purchaser, as provided in Section 7.1, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void and have no effect, and there shall be no liability on the part of Parent, the Purchaser or the Company other than the provisions of the final sentence of
Section 5.2 and the provisions of Section 5.11 and this Section 7.2 and Sections 8.3, 8.5, 8.6, 8.7, 8.8 and 8.10; provided, however, that nothing herein shall relieve any party from liability for damages resulting from a breach of this Agreement by such party.

                                  ARTICLE VIII

                                  MISCELLANEOUS

                  SECTION 8.1 AMENDMENT AND MODIFICATION. Subject to applicable law, this Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of the stockholders of the Company contemplated hereby, by written agreement of the parties hereto, by action taken by their respective Boards of Directors (with the further approval of the Special Committee if such amendment, modification or supplement would adversely affect the Company), at any time prior to the Closing Date with respect to any of the terms contained herein; provided, however, that after the approval of this Agreement by the stockholders of the Company, no such amendment, modification or supplement shall reduce or change the Merger Consideration.

                  SECTION 8.2 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.2 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

                  SECTION 8.3 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by an overnight courier service, such as FedEx, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                           (a) if to Parent or the Purchaser, to:

                               ACI Capital Co., Inc.
                               900 Third Avenue
                               26th Floor
                               New York, New York 10022
                               Attention: Kevin S. Penn, Managing Director
                               Telephone No.: (212) 634-3350
                               Telecopy No.:  (212) 634-3351
                               with a copy to:

                               Weil, Gotshal & Manges LLP
                               767 Fifth Avenue
                               New York, New York  10153
                               Attention:  Howard Chatzinoff, Esq.
                               Telephone No.:  (212) 310-8340
                               Telecopy No.:    (212) 310-8007

                               and

                           (b) if to the Company, to:

                               Sidney Craig

                               Chairman and Chief Executive Officer
                               11355 North Torrey Pines Road
                               La Jolla, California 92037
                               Telephone No.: (858) 812-7000
                               Telecopy No.:  (858) 812-2730

                               with a copies to:

                               Proskauer Rose LLP
                               2049 Century Park East, Suite 3200
                               Los Angeles, California 90067
                               Telephone No.: (310) 557-2900
                               Telecopy No.:  (310) 557-2193
                               Attention:  Thomas W. Dollinger, Esq.; and

                               Latham & Watkins
                               633 West Fifth Street, Suite 4000
                               Los Angeles, California 90071
                               Telephone No.:  (213) 485-1234
                               Telecopy No.:  (213) 891-8763
                               Attention:  Paul D. Tosetti, Esq.

                  SECTION 8.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall


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become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

                  SECTION 8.5 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement and the Confidentiality Agreement (including the documents and the instruments referred to herein and therein): (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in Section 5.8 and Article II, are not in tended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                  SECTION 8.6 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                  SECTION 8.7 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof or of any other jurisdiction.

                  SECTION 8.8  JURISDICTION.

                           (a) Any legal  action or  proceeding  with respect to
this Agreement or any matters arising out of or in connection with this Agreement or otherwise, and any action for enforcement of any judgment in respect thereof shall be brought exclusively in the Unites States federal courts in the State of Delaware or any Delaware state court, and, by execution and delivery of this Agreement, the Company, Parent and the Purchaser each hereby accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts and appellate courts thereof. The Company, Parent and the Purchaser irrevocably consent to service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized international express carrier or delivery service, to the Company, Parent or the Purchaser at their respective addresses referred to in Section 8.3 hereof.

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                           (b) The Company, Parent and the Purchaser each hereby
irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or otherwise brought in the courts referred to above and hereby further irrevocably waives and agrees, to the extent permitted by applicable law, not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law.

                  SECTION 8.9 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that the Purchaser may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Parent or to any direct or indirect wholly owned Subsidiary of Parent. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                  SECTION 8.10 ENFORCEMENT. The parties agree that irreparable damage would occur in the event that this Agreement was not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

                  SECTION 8.11 ACTIONS BY THE COMPANY. Any action requiring the approval of the Company Board which is to be taken or which is made or required to be taken or made by or for the benefit of the Company pursuant to, in connection with, or in furtherance of this Agreement shall, prior to the Effective Time, be made or taken, as applicable, upon the recommendation of and with the approval of the Special Committee (in addition to any other action required by law).

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                  IN WITNESS WHEREOF, Parent, the Purchaser and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                      J HOLDINGS CORP.


                                      By:/s/ KEVIN S. PENN
                                         --------------------------------
                                            Name:  Kevin S. Penn
                                            Title: President

                                      J ACQUISITION CORP.


                                      By:/s/ KEVIN S. PENN
                                         -------------------------------
                                            Name:  Kevin S. Penn
                                            Title: President

                                      JENNY CRAIG, INC.,
                                      a Delaware corporation

                                      By:/s/ SID CRAIG
                                         -------------------------------
                                            Name:  Sidney Craig
                                            Title: Chairman and Chief Executive
                                                   Officer